Exhibit 10.1



               --------------------------------------------------



                                 LOAN AGREEMENT


                            Dated as of May 28, 2004


                                     between

                           GREG MANNING AUCTIONS, INC.


                                as the Borrower,



                                       and


                         PNC BANK, NATIONAL ASSOCIATION


                                   as the Bank

                           -------------------------

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                                Table of Contents

                                                                            Page
                                                                            ----

1.    DEFINITIONS............................................................1

      1.1   Defined Terms....................................................1

      1.2   Rules of Interpretation.........................................12

2.    LINE OF CREDIT........................................................13

      2.1   (a) Revolving Advances..........................................13

      2.2   Procedure for Advances Borrowing................................14

      2.3   Disbursement of Advance Proceeds................................14

      2.4   Repayment of Advances...........................................14

      2.5   Repayment of Excess Advances....................................15

      2.6   Statement of Account............................................15

      2.7   Letters of Credit...............................................15

      2.8   Issuance of Letters of Credit...................................15

      2.9   Additional Payments.............................................15

      2.10  Use of Proceeds.................................................16

3.    INTEREST, PAYMENTS AND MISCELLANEOUS CREDIT PROVISIONS................16

      3.1   Interest Rates..................................................16

      3.2   Interest Payments...............................................17

      3.3   Manner of Payment; Maintenance of Demand Deposit Account........17

      3.4   Actions on Non-Business Days....................................17

      3.5   No Setoff.......................................................17

      3.6   Application of Payments.........................................17

      3.7   Indemnity.......................................................17

      3.8   LIBOR Rate Unavailable..........................................17

      3.9   LIBOR Rate Illegal..............................................18

      3.10  Breakage Fee....................................................18

      3.11  Taxes...........................................................18

      3.12  Increased Costs.................................................19

      3.13  Usury...........................................................19

      3.14  Late Charges....................................................19

      3.15  Default Rate....................................................19

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                               TABLE OF CONTENTS
                                  (continued)

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      3.16  Fees............................................................20

4.    CONDITIONS PRECEDENT..................................................20

      4.1   Conditions to the Bank's Obligations Under this Agreement.......20

      4.2   Conditions to Each Advance and Each Letter of Credit
            Obligation......................................................22

5.    REPRESENTATIONS AND WARRANTIES........................................22

      5.1   Corporate Existence; Compliance with Law........................22

      5.2   Executive Offices...............................................23

      5.3   Subsidiaries....................................................23

      5.4   Corporate Power: Authorization; Enforceable Obligations.........23

      5.5   Financial Statements............................................23

      5.6   Ownership of Property, Liens....................................24

      5.7   Labor Matters...................................................24

      5.8   Other Ventures..................................................25

      5.9   Investment Company Act..........................................25

      5.10  Margin Regulations..............................................25

      5.11  Taxes...........................................................26

      5.12  ERISA...........................................................26

      5.13  Brokers.........................................................26

      5.14  Intellectual Property...........................................26

      5.15  Full Disclosure.................................................27

      5.16  Environmental Protection........................................27

      5.17  Inventory.......................................................27

      5.18  Capital Stock...................................................27

      5.19  Litigation......................................................28

      5.20  Solvency........................................................28

6.    FINANCIAL STATEMENTS AND INFORMATION..................................28

      6.1   Reports and Notices.............................................28

      6.2   Communication with Accountants..................................29

      6.3   Access to Records and Property..................................30

7.    AFFIRMATIVE COVENANTS.................................................30

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                               TABLE OF CONTENTS
                                  (continued)

                                                                           Page
                                                                           ----

      7.1   Maintenance of Existence and Conduct of Business................30

      7.2   Books and Records...............................................30

      7.3   Compliance with Law.............................................30

      7.4   Employee Plans..................................................30

      7.5   Environmental Matters...........................................31

      7.6   Insurance.......................................................31

      7.7   Condition of Collateral; No Liens...............................32

      7.8   Working Capital Facility; Operating Account.....................32

8.    NEGATIVE COVENANTS....................................................32

      8.1   Mergers, Etc....................................................32

      8.2   Maintenance of Business.........................................33

      8.3   Sales of Assets.................................................33

      8.4   Transaction with Affiliates.....................................33

      8.5   Accounting Changes..............................................33

      8.6   Indebtedness....................................................33

      8.7   Books, Records and Collateral...................................34

      8.8   Investments.....................................................34

      8.9   Continuous Perfection...........................................34

      8.10  Limitation on Capital Expenditures and Acquisition of Fixed
            Assets..........................................................34

      8.11  Ratio of Funded Debt to EBITDA..................................34

      8.12  Fixed Charge Coverage Ratio.....................................34

      8.13  Minimum Liquidity...............................................34

      8.14  Distributions...................................................35

9.    TERMINATION OF FINANCING..............................................35

10.   EVENTS OF DEFAULT: RIGHTS AND REMEDIES................................35

      10.1  Events of Default...............................................35

      10.2  Consequences of Default.........................................37

      10.3  Right of Setoff.................................................37

      10.4  Waivers by the Borrower.........................................38

11.   MISCELLANEOUS.........................................................38


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                               TABLE OF CONTENTS
                                  (continued)

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                                                                           ----

      11.1  Complete Agreement..............................................38

      11.2  Sale of Interests...............................................38

      11.3  Amendments; Waiver; Consent.....................................38

      11.4  Fees and Expenses...............................................39

      11.5  No Waiver by the Bank...........................................39

      11.6  Additional Remedies.............................................39

      11.7  Severability....................................................40

      11.8  Parties.........................................................40

      11.9  Conflict of Terms...............................................40

      11.10 Security for Cleanup............................................40

      11.11 Governing Law; Litigation.......................................40

      11.12 Notices.........................................................41

      11.13 Limitation of Consequential Damages.............................42

      11.14 Reversal of Payments............................................42

      11.15 Survival........................................................42

      11.16 Section Titles..................................................42

      11.17 Counterparts....................................................42


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INDEX OF EXHIBITS AND SCHEDULES
-------------------------------


Exhibit A- Form of Line of Credit Note

Exhibit B- Form of Conversion/Continuation

Exhibit C- Form of Borrowing Base Certificate

Exhibit D- Form of Compliance Certificate

Schedule 5.2-Locations of Business and Collateral

Schedule 5.6(a)-Leased Premises

Schedule 5.6(b)-Existing Liens

Schedule 5.7-Labor Matters

Schedule 5.8-Other Ventures

Schedule 5.11-Taxes

Schedule 5.14-Trademarks and Copyrights

Schedule 5.16-Environmental Protection

Schedule 8.1-Mergers, Etc.

Schedule 8.4-Transactions with Affiliates

Schedule 8.8-Investments

                                 LOAN AGREEMENT

      THIS LOAN AGREEMENT, dated as of May 28, 2004, between GREG MANNING AUCTIONS, INC., a Delaware corporation (the "Borrower") and PNC BANK, NATIONAL ASSOCIATION, a national banking association (the "Bank").

      IN CONSIDERATION of the mutual covenants and undertakings herein contained, the Borrower and the Bank hereby agree as follows:

1.    DEFINITIONS

      1.1 Defined Terms. Capitalized terms used in this Agreement shall have (unless otherwise expressly provided elsewhere herein) the following respective meanings:

      "Accounts" shall mean any "account," as such term is defined in section 9-102(a)(2) of the UCC, now owned or hereafter acquired by the Obligor. Amounts due in respect of Consignor Advances are not Accounts.

      "Advances" shall mean extensions of credit under the Line of Credit.

      "Affiliate" shall mean with respect to any Person (i) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, 25% or more of the Stock having ordinary voting power for the election of directors or the like of such Person, (ii) each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person, or (iii) each of such Person's officers, directors, joint venturers and partners. For the purpose of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

      "Afinsa" shall mean Afinsa Bienes Tangibles, S.A., a corporation organized under the laws of Spain.

      "Agreement" shall mean this Loan Agreement, including all amendments, modifications and supplements from time to time hereto and any appendices, exhibits or schedules to any of the foregoing.

      "Banco Santander" shall mean Banco Santander Central Hispano, S.A., acting through its New York branch.

      "Bankruptcy Code" shall mean title 11 of the United States Code, as the same may be amended from time to time, or any successor statute thereto.

      "Bank" shall mean PNC Bank, National Association, a national banking association, and its successors and assigns.

      "Borrower" shall mean the Greg Manning Auctions, Inc., a Delaware corporation.

      "Borrowing Base Certificate" shall mean a certificate substantially in the form of Exhibit D hereto.

      "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in West Paterson, New Jersey and, if the applicable Business Day relates to any portion of the Line of Credit to which the LIBOR Rate Option applies, such day must also be a day on which dealings are carried on in the London interbank market.

      "Capital Coin Fund" shall mean Capital Coin Fund Limited II, LLC, an Ohio limited liability company.

      "Capital Expenditures" shall mean all payments for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and which are required to be capitalized under GAAP.

      "Capital Lease" shall mean, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person or otherwise be disclosed as such in a note to such balance sheet, other than, in the case of the Borrower, any such lease under which the Borrower is the lessor.

      "Capital Lease Obligation" shall mean, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease or otherwise be disclosed in a note to such balance sheet.

      "Closing Date" shall mean the date as of which this Agreement is executed and delivered by the parties hereto.

      "Collateral" shall mean the collateral securing the Obligations granted to the Bank pursuant to the Security Documents.

      "Commitment" shall have the meaning set forth in Section 2.1.

      "Consignor Advance Obligation" shall mean an amount due in respect of a loan by an Obligor to a Customer in respect of coins, stamps or other collectibles of the Customer which have been placed with the Obligor for purpose of sale on behalf of the Customer.

      "Contaminant" shall mean, without limitation, any toxic substance, hazardous waste, pollution, pollutant or contaminant, as defined or referred to in: the New Jersey Environmental Rights Act, N.J.S.A. 2A:35A-1 et seq. (the "Rights Act"); the New Jersey Spill Compensation and Control Act, N.J.S.A. 58:10-23.11 et seq. (the "Spill Act"); the New Jersey Air Pollution Control Act, N.J.S.A. 26:2C-1 et seq. (the "Control Act"); the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq. ("RECRA"); the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Section 9601 et seq. ("CERCLA"); the Water Pollution Control Act, 33 U.S.C. Section 1251 et seq. (the "Water Act"); the Contaminant Discharge Reports and Notices Act, N.J.S.A. 13:1K-15 et seq.


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(the "Notices Act"); the Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq.
("ISRA"), and the regulations promulgated and rulings issued thereunder, all as amended from time to time; as well as words of similar meaning referred to in any other federal, state or local environmental statute, ordinance, rule or regulation, that is applicable to the Obligors or their business.

      "Customer" shall mean the account debtor with respect to any Account, the debtor with respect to any Consignor Advance Obligation, or any party who enters into or proposes to enter into any contract or other arrangement with an Obligor, pursuant to which an Obligor is to deliver any personal property or to perform any services.

      "Current Maturities" shall mean the scheduled principal payments of all Funded Debt (including, but not limited to, amortization of Capital Lease Obligations) having an original term of more than one year, as shown on the Borrower's balance sheet as of the end of the most recently concluded Fiscal Year, together with any prepayments of such Indebtedness, made during the prior 12 month period.

      "Default" shall mean any event which, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

      "Default Rate" shall mean an interest rate per annum equal to the Prime Rate in effect from time to time plus 3.00%.

      "Discharge" shall mean, without limitation, the releasing, spilling, leaking, leaching, disposing, pumping, pouring, emitting, emptying or dumping of a Contaminant into, onto, or from any real property, in violation of Environmental Laws, regardless of whether the result of an intentional or unintentional action or omission.

      "Distributions" shall mean (i) a payment or distribution in respect of, or the incurrence of any liability for the purchase, acquisition, redemption or retirement of a shareholder's capital stock interest in the Borrower, or (ii) a payment in respect of any Indebtedness to a shareholder.

      "EBIT" shall mean earnings before interest expense and income tax, determined in accordance with GAAP.

      "EBITDA" shall mean earnings before interest expense, income tax, depreciation and amortization determined in accordance with GAAP.

      "Eligible Accounts" shall mean each Account, exclusive of amounts due in respect of finance charges, of an Obligor arising in the ordinary course of the Obligor's business and which the Bank, in its sole, but reasonable, credit judgment, shall deem to be an Eligible Account based on such considerations as the Bank may from time to time deem appropriate. An Account shall not be deemed eligible unless such Account is subject to the Bank's first priority perfected security interest and no other Lien (other than Permitted Encumbrances), and is evidenced by an invoice, bill of lading or other documentary evidence reasonably satisfactory to the Bank. All accounts of Afinsa are excluded from Eligible Accounts. In addition, no Account shall be an Eligible Account if:

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      (a) it rises out of a sale made by an Obligor to an Affiliate of the
Obligor or to a Person controlled by an Affiliate of the Obligor;

      (b) it is unpaid more than ninety (90) days after the invoice date;

      (c) fifty (50%) percent or more of the Accounts from the applicable Customer are not deemed Eligible Accounts hereunder by reason of (b) above. Such percentage may, in the Bank's sole discretion, be increased or decreased from time to time;

      (d) any covenant, representation or warranty contained in this Agreement with respect to such Account has been breached in any material respect;

      (e) the Customer shall (i) apply for, suffer, or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, any petition which is filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing.

      (f) the sale is to a Customer outside the United States of America, unless the sale is on a documentary letter of credit assigned to and in the possession of Bank, from a financial institution reasonably acceptable to the Bank, guaranty of acceptance terms, or the Account is credit insured by a credit insurance company acceptable to the Bank, in each case acceptable to the Bank in its sole reasonable discretion;

      (g) the sale to the Customer is on a bill-and-hold, guaranteed sale, sale-and-return, COD sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;

      (h) the Customer is the United States of America or any department, agency or instrumentality thereof, unless the Borrower effectuates an assignment of its right to payment of such Account to the Bank pursuant to the Assignment of Claims Act of 1940, as amended or has otherwise complied with other applicable statutes or ordinances;

      (i) the Customer is an individual;

      (j) the goods giving rise to such Account have not been shipped and delivered to and accepted by the Customer or the services giving rise to such Account have not been performed by the Obligor and accepted by the Customer or the Account otherwise does not represent a final sale;

      (k) the Account is subject to any offset, deduction, defense, dispute, or counterclaim (but only to the extent of such offset, deduction, defense, dispute or counterclaim); the Customer

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

is also a creditor or supplier of the Obligor or the obligation of the Customer to pay or the Account is contingent in any respect or for any reason;

      (l) the Obligor has made any agreement with a Customer for any deduction therefrom, except for discount or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

      (m) shipment of the merchandise or the rendition of services has not been completed;

      (n) any return, rejection or repossession of the merchandise has occurred (but only to the extent of such return, rejection or repossession); or

      (o) such Account is not payable to the Obligor.

      If at any time the aggregate sum of the otherwise Eligible Accounts of a single Customer exceed 20% of the Obligors' total Eligible Accounts at the time outstanding on an aggregate basis, that portion in excess of 20% will be ineligible.

      "Eligible Afinsa Accounts" shall mean each Account (exclusive of amounts due in respect of finance charges) of an Obligor in which Afinsa is the Customer, which the Bank, in its sole, but reasonable credit judgment, shall deem to be an Eligible Afinsa Account based on such considerations as the Bank may from time to time deem appropriate. An Afinsa Account shall not be deemed eligible unless such Account is subject to the Bank's first priority perfected security interest and no other Lien, and is evidenced by an invoice, bill of lading or other documentary evidence satisfactory to the Bank. In addition, no Afinsa Account shall be an Eligible Afinsa Account

      (a) if Afinsa has declared a default under Section 12.1 or 12.2 of the agreement between Afinsa and the Borrower dated August 1, 2003;

      (b) to the extent that the Account would be excluded under clauses (b),
(c), (d), (e), (g), (h), (j), (k), (l), (m), (n) or (o) of the definition of
"Eligible Accounts."

      "Eligible Consignor Advance Obligations" shall mean the principal amount due an Obligor in respect of a Consignor Advance, which the Bank, in its sole, but reasonable credit judgment, shall deem to be an Eligible Consignor Advance Obligation based on such considerations as the Bank may from time to time deem appropriate. A Consignor Advance Obligation shall not be deemed eligible unless such Consignor Advance Obligation is subject to the Bank's first priority perfected security interest and no other Lien, and is evidenced by a promissory note payable to the Obligor in form satisfactory to the Bank. In addition, no Consignor Advance Obligation shall be an Eligible Consignor Advance Obligation:

      (a) if it is unpaid more than one hundred fifty (150) days after the date it is created;

      (b) if the Customer is an Account debtor of an Obligor and its Accounts would not be Eligible Accounts;


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

      (c) the Customer shall (i) apply for, suffer, or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, any petition which is filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing; and

      (d) the Customer is outside the United States of America.

      "Eligible Inventory" shall mean only that Inventory (excluding packaging and supplies) of the Obligors that is and at all times continues to be, acceptable to the Bank in all respects in its sole but reasonable discretion. Standards of eligibility may be fixed and revised by the Bank in the Bank's reasonable discretion. In general, the Bank will deem Inventory to be eligible if it:

      (A) is owned solely by an Obligor, subject to a perfected Lien in favor of the Bank, and free from any other Lien with the exception of a Lien constituting a Permitted Encumbrance, provided, that, in no event will Inventory of Spectrum or Teletrade consisting of coins or other money be Eligible Inventory while it is subject to a Lien in favor of Capital Coin Fund;

      (B) can be sold in the ordinary course of business through normal business channels and does not constitute damaged items;

      (C) has been adequately described on certificates or other disclosure statements given to the Bank;

      (D) f any of the goods is represented or covered by documents of title, instruments or chattel paper, the Obligor is the owner, and has possession of, those documents, instruments or chattel paper, and none of such goods, documents of title, instruments or chattel paper has been transferred nor has any security interest been granted therein to any other Person; and

      (E) is under the direct control of the Obligor at a location within the United States.

      "Environmental Laws" shall mean any and all present and future federal, state or local statutes, ordinances, rules, regulations, orders or requirements, together with all successor statutes, ordinances, rules, regulations, orders and requirements, of any Governmental Authority, as in effect from time to time, dealing with Contaminants.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto) and any regulations promulgated thereunder, all as amended from time to time.

      "ERISA Affiliate" shall mean, with respect to the Borrower, any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414 (b), (c), (m) or (o) of the IRC.

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

      "Event of Default" shall have the meaning set forth in Section 10.1.

      "Expiration Date" shall mean May 27, 2005, or such later Expiration Date designated by the Bank by written notice from the Bank to the Borrower.

      "Federal Reserve Board" shall have the meaning set forth in Section 5.10.

      "Financial Statements" shall mean the financial statements referred to in
Section 5.5(a).

      "Fiscal Year" shall mean the twelve month period ending on June 30. Subsequent changes of the fiscal year of the Borrower shall not change the term "Fiscal Year," unless the Bank shall consent in writing to such changes.

      "Formula Amount" shall have the meaning set forth in Section 2.1(a).

      "Funded Debt" shall mean all Indebtedness for borrowed money (including, without limitation, all Capital Lease Obligations).

      "GAAP" shall mean generally accepted accounting principles in the United States of America or Canada, as applicable, as in effect from time to time.

      "Governmental Authority" shall mean any governmental department, commission, board, bureau, agency or instrumentality of the United States or of any state, commonwealth, nation, territory, possession, county, parish or municipality, whether now or hereafter constituted or existing, having jurisdiction over the Obligors or their business.

      "Guarantor" shall mean each of Spectrum Numismatics International, Inc., a California corporation ("Spectrum"), Spectrum Auction Services, LLC, a Delaware limited liability company, Teletrade, Inc., a Delaware corporation ("Teletrade") Spectrum Numismatic Auctions, Inc., a California corporation, Ivy & Mader Philatelic Auctions, Inc., a Texas corporation, Greg Manning Galleries, Inc., a New York corporation, Kensington Associates, LLC, a California limited liability company, North American Certified Trading, LLC, a California limited liability company, Kingswood Coin Auctions, LLC, a Delaware limited liability company, Superior Sports Auctions, LLC, a Delaware limited liability company, Bowers & Merena Auctions, LLC, a Delaware limited liability company and Greg Manning Nutmeg Auctions, Inc., a Delaware corporation.

      "Guaranty" shall mean the Guaranty and Suretyship Agreement of the Guarantors dated the date hereof.

      "Indebtedness" of any Person shall mean (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured, but not including obligations to trade creditors incurred in the ordinary course of business), (ii) all obligations evidenced by notes, bonds, debentures or similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or agent under such agreement in the event of default are limited to repossession or sale of such property), (iv) all Capital Lease Obligations, (v) all liabilities under any agreement of guarantee,
(vi) all Indebtedness referred to in clauses (i), (ii), (iii), (iv) or (v) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (vii) the Obligations, and (viii) all liabilities under Title IV of ERISA.

      "Intellectual Property" shall mean patents, patent applications, trademarks, whether registered or not, inventions, trade names, service marks, logos, copyrights, proprietary rights and data, trade secrets, confidential information, know-how, processes, formulae, research notebooks, and all records relating to all the foregoing.

      "Interest Payment Date" shall mean (i) as to the outstanding principal amount of the Line of Credit bearing interest based upon Prime Rate, the first day of each calendar month, and (ii) as to the outstanding principal amount of the Line of Credit constituting LIBOR Rate Loans, the last day of the LIBOR Rate Interest Period with respect thereto.

      "Inventory" shall mean any "inventory," as such term is defined in the UCC, now owned or hereafter acquired by an Obligor.

      "IRC" shall mean the Internal Revenue Code of 1986 (or any successor legislation thereto) and the regulations thereunder, as amended from time to time.

      "IRS" shall mean the Internal Revenue Service, or any successor thereto.

      "ISP98" shall mean the International Standby Practices 1998, and any subsequent official revision thereof.

      "Letters of Credit" shall mean documentary and standby letters of credit issued by the Bank at the request and for the account of the Borrower.

      "Letter of Credit Maximum" shall mean $1,500,000 maximum face amount of Letters of Credit that may be outstanding for the Borrower at any time.

      "LIBOR" shall mean, with respect to any obligation to which the LIBOR Rate Option applies for any LIBOR Rate Interest Period, the interest rate per annum determined by the Bank by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/16th of 1% per annum) (i) the rate of interest determined by the Bank in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the eurodollar rate two (2) Business Days prior to the first day of such LIBOR Rate Interest Period by (ii) a number equal to 1.00 minus the LIBOR Reserve Percentage. The LIBOR rate shall be adjusted with respect to any Obligation to which the LIBOR Rate Option applies that is outstanding on the effective date of any change in the LIBOR Reserve Percentage as of such effective date. The Bank shall give prompt notice to the Borrower of the LIBOR rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

      "LIBOR Rate Interest Period" shall mean the period of one, two, three or six months selected by the Borrower commencing on the date of the exercise of the LIBOR Rate Option as to any portion of the Line of Credit and each successive period selected by the Borrower thereafter; provided, that (i) if a LIBOR Rate Interest Period would end on a day which is not a Business Day, it shall end on the next succeeding Business Day; unless such day falls in the succeeding calendar month in which case the LIBOR Rate Interest Period shall end on the next preceding Business Day; (ii) the Borrower may not select a LIBOR Rate Interest Period that would end on a day after the end of the Line of Credit Term, and; (iii) any LIBOR Rate Interest Period that begins on the last business day of a calendar month (or a day for which there is no numerically corresponding day in the last calendar month of such LIBOR Rate Interest Period) shall end in the last business day of the last calendar month of such LIBOR Rate Interest Period.

      "LIBOR Rate Loan" shall mean the portions of the outstanding Line of Credit as to which the LIBOR Rate Option is exercised.

      "LIBOR Rate Option" shall have the meaning set forth in Section 3.1(b).

      "LIBOR Reserve Percentage" shall mean the maximum effective percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities").

      "Lien" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction).

      "Line of Credit" shall mean the credit facility extended by the Bank to the Borrower under Article 2 of this Agreement.

      "Line of Credit Note" shall have the meaning set forth in Section 2.1(a).

      "Line of Credit Term" shall mean the Closing Date through May 27, 2005, or such later Expiration Date designated by the Bank by written notice from the Bank to the Borrower.

      "Loan Documents" shall mean this Agreement, any note memorializing indebtedness under this Agreement, the Security Documents and any other documents executed in conjunction with this Agreement.

      "Material Adverse Effect" shall mean material adverse effect on (i) the business, assets, operations or financial condition of the Obligors in the aggregate, (ii) the Borrower's ability to pay the Obligations in accordance with the terms thereof or (iii) the Collateral or the Bank's Liens on the Collateral or the priority of any such Lien.

      "Material Obligor" shall mean the Borrower and any other Obligor the operations of which contribute 5% or greater to the consolidated revenues of the Borrower.

      "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
Section 4001 (a) (3) of ERISA, and to which the Borrower or any ERISA Affiliate is making, is obligated to make, has made or been obligated to make contributions on behalf of participants who are or were employed by any of them.

      "Obligations" shall mean all loans, advances, debts, liabilities, obligations, covenants and duties owing from the Borrower to the Bank or to any other direct or indirect subsidiary of The PNC Financial Services Group, Inc. of any kind or nature, present or future (including any interest accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether or not evidenced by any note, guaranty or other instrument, whether arising under any agreement, instrument or document, whether or not for the payment of money, whether arising by reason of an extension of credit, opening of a letter of credit, loan, equipment lease or guarantee, under any interest or currency swap, future, option or other interest rate protection or similar agreement, or in any other manner, whether arising out of overdrafts on deposit or other accounts or electronic funds transfers (whether through automated clearing houses or otherwise) or out of the Bank's non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository transfer check or other similar arrangements, whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, and any amendments, extensions, renewals or increases and all costs and expenses of the Bank incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including reasonable attorneys' fees and expenses. Without limitation, the Obligations shall include the indebtedness, obligations, liabilities, covenants and duties owing by the Borrower to the Bank under and pursuant to the Loan Documents.

      "Obligor" shall mean the Borrower and each Guarantor.

      "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

      "Permitted Encumbrances" shall mean the following encumbrances: (i) Liens for taxes or assessments or other governmental charges or levies, either not yet due and payable, or, if due and payable, to the extent payment thereof is being contested in good faith, by proper proceedings diligently pursued, if adequate reserves therefor have been established on the books of the an Obligor in conformity with GAAP; (ii) pledges or deposits securing obligations under worker's compensation, unemployment insurance, social security or public liability laws or similar legislation; (iii) pledges or deposits securing bids, tenders, contracts (other than for Indebtedness), statutory obligations, surety and appeal bonds or leases, or other obligations of like nature, to which an Obligor is a party as lessee made in the ordinary course of business; (iv) deposits securing public or statutory obligations of an Obligor; (v) workers', mechanics', suppliers', carriers', warehousemen's or other similar liens arising in the ordinary course of business and securing indebtedness aggregating not in excess of $100,000 at any time outstanding, not yet due and payable; (vi) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which an Obligor is a party; (vii) any attachment or judgment Lien, unless the judgment it secures shall not, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 30 days after the expiration of any such stay; (viii) Liens securing Indebtedness subject to a subordination agreement in form and substance reasonably satisfactory to the Bank and its counsel; (ix) Liens securing Indebtedness of Spectrum and Teletrade to Capital Coin Fund (x) Liens of a depository institution arising by virtue of statutory or common law relating to banker's Liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with such institution; (xi) purchase money Liens upon or in any property (other than real property) of Borrower and Liens to secure Capital Lease Obligations and any related payment and performance obligations thereunder; (xii) Liens in favor of customs and revenue authorities arising from the importation of goods. ; (xiii) zoning restrictions, easements, licenses, or other restrictions on the use of real property or other minor irregularities in title thereto, so long as the same do not materially impair the use, value, or marketability of such real property, leases or leasehold estates and (xiv) Liens in favor of the Bank.

      "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity, court or Governmental Authority.

      "Plan" shall mean any pension plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the IRC and which is maintained for employees of the Borrower or any ERISA Affiliate.

      "Prime-based Rate" shall mean the Prime Rate.

      "Prime Rate" shall mean the rate publicly announced by the Bank from time to time as its prime rate. The Prime Rate is not tied to any external rate of interest or index and does not necessarily reflect the lowest rate of interest actually charged at any given time by the Bank to any particular class or category of customers of the Bank. Any change in the Prime Rate shall take effect immediately without prior notice to the Borrower.

      "Prime Rate Loan" shall mean the portion of the outstanding principal balance of the Line of Credit which, at anytime, bears interest at the Prime-based Rate.

      "Purchase Money Loan" shall mean any loan obtained by the Borrower from any supplier of Equipment, the proceeds of which are used exclusively to pay the purchase price of that Equipment.

      "Security Agreement" shall mean each of the Security Agreement dated the date hereof between (i) the Borrower and the Bank, (ii) the Guarantors (exclusive of Spectrum and Teletrade) and the Bank and (iii) Spectrum and Teletrade and the Bank.

      "Solvent" shall mean as to any Person, that (i) the sum the assets of such Person, both at a fair valuation and at present salable value, will exceed its liabilities, including contingent liabilities, (ii) such Person will have sufficient capital with which to conduct its business as presently conducted and as proposed to be conducted and (iii) such Person has not incurred liabilities, and does not intend to incur liabilities, beyond its ability to pay such liabilities as they mature. With respect to any contingent liabilities, such liabilities shall be computed at the amount which, in light of all facts and circumstances existing at the time, represents the amount which could become an actual or matured liability.

      "Subsidiary" shall mean, with respect to any Person, (a) any corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more subsidiaries of such Person, and (b) any partnership or limited liability company in which such Person or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

      "Taxes" shall mean all federal, state, county, city, municipal, local, foreign or other governmental (including, without limitation, PBGC) taxes at the time due and payable, levies, assessments, charges, liens, claims or encumbrances, upon or relating to (i) the Collateral, (ii) the Obligations,
(iii) the Borrower's employees, payroll, income or gross receipts, (iv) the Borrower's ownership or use of any of its assets, or (v) any other part of the Borrower's businesses.

      "Tax Returns" shall have the meaning set forth in Section 5.11.

      "UCC" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New Jersey or such other jurisdiction, as may be required by applicable law.

      1.2 Rules of Interpretation. (a) Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP consistently applied. That certain terms or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing.

           (b) All other undefined terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings provided for by the UCC to the extent the same are used or defined therein.

           (c) The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, including the Exhibits and Schedules hereto, as the same may from time to time be amended, modified or supplemented and not to any particular section, subsection or clause contained in this Agreement.

           (d) Each reference to a Section, Schedule or Exhibit is to a Section, Schedule or Exhibit, respectively, of or to this Agreement, unless otherwise specified or the context otherwise requires.

           (e) Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.

2.    LINE OF CREDIT

      2.1 (a) Revolving Advances. Subject to the terms and conditions set forth in this Agreement, the Bank will make Advances to the Borrower in aggregate amounts outstanding at any time not to exceed the lesser of (x) $10,000,000 (the "Commitment") less the aggregate amount of outstanding Letters of Credit or (y) an amount equal to the sum of:

              (i) 85%, of the value of the Eligible Accounts, plus

              (ii) 60% of the value of the Eligible Afinsa Accounts, to a maximum of $5,000,000 plus

              (iii) 50% of the value of the Eligible Inventory to a maximum of $5,000,000 plus

              (iv) 70% of the value of Eligible Consignor Advance Obligations, provided, that (A) the limit for any single Consignor Advance Obligation shall be $1,750,000 (after application of the 70% Advance percentage) and (B) at no time shall the amount under this clause (iv) exceed the lesser of $3,000,000, or 35% of the aggregate value of the collectibles pledged to Obligors in respect of the Eligible Consignor Advance Obligations, as reasonably determined by management, minus

              (v) such reserves as the Bank may reasonably deem proper and necessary from time to time, including, without limitation, a reserve for Inventory remaining unsold after 364 days.

      The amount derived from (x) the sum of Sections 2.1(a)(i),(ii), (iii) and
(iv) minus (y) Section 2.1(a)(v) at any time and from time to time shall be referred to as the "Formula Amount". The Advances shall be evidenced by a promissory note (the "Line of Credit Note") substantially in the form attached hereto as Exhibit A.

           (b) Discretionary Rights. The Advance rates specified in Section 2.1(a) above may be increased or decreased by the Bank at any time and from time to time in the exercise of its reasonable discretion. The Borrower consents to any such increases or decreases and acknowledges that decreasing the Advance rates or increasing the reserves may limit or restrict Advances requested by the Borrower.

      2.2 Procedure for Advances Borrowing. The Borrower may notify the Bank prior to 11:00 a.m. on a Business Day of the Borrower's request to incur, on that day, an Advance hereunder. Should any amount required to be paid as interest hereunder, or as fees or other charges under this Agreement or any other agreement with the Bank, or with respect to any other Obligation, become due, same shall be deemed a request for an Advance as of the date such payment is due, in the amount required to pay in full such interest fee, charge or Obligation under this Agreement or any other agreement with the Bank, and such request shall be irrevocable.

      2.3 Disbursement of Advance Proceeds. All Advances shall be disbursed from whichever office or other place the Bank may designate from time to time and, together with any and all other Obligations of the Borrower or the Bank, shall be charged to the Borrower's operating account with Bank. During the Line of Credit Term, the Borrower may use the Advances by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions of this Agreement. The proceeds of each Advance requested by the Borrower or deemed to have been requested by the Borrower under Section 2.2(a) hereof shall, with respect to requested Advances, be made available to the Borrower on the day so requested by way of credit to the Borrower's operating account with the Bank, in immediately available funds or, with respect to Advances deemed to have been requested by the Borrower, be applied by the Bank to the outstanding Obligations giving rise to such deemed request.

      2.4 Repayment of Advances.

           (a) The Advances shall be due and payable in full on the last day of the Line of Credit Term subject to earlier prepayment as provided in paragraph
(b) below and as otherwise provided in this Agreement.

           (b) The aggregate amount of outstanding Advances must be reduced to a maximum of $5,000,000 for a period of 60 consecutive days annually.

           (c) The Borrower recognizes that the amounts evidenced by checks, notes, drafts or any other items of payment relating to and/or proceeds of Collateral may not be collectible by the Bank on the date received. In consideration of the Bank's agreement to conditionally credit the Borrower's operating account as of the Business Day on which the Bank receives those items of payment, the Borrower agrees that, in computing the charges under this Agreement, all items of payment shall be deemed applied by Bank on account of the Obligations with respect to the Line of Credit one (1) Business Day after the Business Day the Bank receives such payments via wire transfer or electronic depository check. The Bank is not, however, required to credit the Borrower's account for the amount of any item of payment which is unsatisfactory to the Bank and the Bank may charge the Borrower's account for the amount of any item of payment which is returned to the Bank unpaid.

      2.5 Repayment of Excess Advances. The aggregate balance of Advances outstanding at any time in excess of the maximum amount of Advances permitted hereunder shall, immediately after the Borrower becomes aware of same, be due and payable without the necessity of any demand, whether or not a Default or Event of Default has occurred.

      2.6 Statement of Account. The Bank shall maintain, in accordance with its customary procedures, a loan account in the name of the Borrower in which shall be recorded the date and amount of each Advance made by the Bank and the date and amount of each payment in respect thereof; provided, however, the failure by the Bank to record the date and amount of any Advance shall not adversely affect the Bank. For each month, the Bank shall send to the Borrower a statement showing the accounting for the Advances made and payments made or credited in respect thereof. The monthly statements shall be deemed correct and binding upon the Borrower in the absence of manifest error and shall constitute an account stated between the Bank and the Borrower as to the Line of Credit unless the Bank receives a written statement of the Borrower's specific exceptions thereto within forty-five (45) days after such statement is received by the Borrower. The records of the Bank with respect to the loan account shall be prima facie evidence of the amounts of Advances and other charges thereto and of payments applicable thereto.

      2.7 Letters of Credit. Subject to the terms and conditions of this Agreement and the (i) Reimbursement Agreement for Commercial Letter of Credit and (ii) Reimbursement Agreement for Standby Letters of Credit which are being executed contemporaneously herewith, the Bank shall issue or cause the issuance of Letters of Credit on behalf of the Borrower; provided, however, that the Bank will not be required to issue or cause to be issued any Letters of Credit to the extent that the face amount of such Letters of Credit would then cause the sum of (i) the outstanding Advances plus (ii) outstanding Letters of Credit to exceed the lesser of (x) the Commitment or (y) the Formula Amount or, in the case of Letters of Credit, to exceed the Letter of Credit Maximum. All disbursements or payments related to Letters of Credit shall be charged to the Borrower's operating account with the Bank, and if the funds available are not sufficient, shall be deemed to be Advances. Letters of Credit that have not been drawn upon shall not bear interest.

      2.8 Issuance of Letters of Credit. Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts or acceptances of when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiry date not later than 180 days after such Letter of Credit's date of issuance, in the case of documentary Letters of Credit, and in all cases having an expiry date no later than the last day of the Line of Credit Term.

      2.9 Additional Payments. Any reasonable sum expended by the Bank due to the Borrower's failure to perform or comply with its obligations under this Agreement or any other Loan Document may be charged to the Borrower's operating account with the Bank, and if the funds available are not sufficient, shall be deemed to be an Advance.

      2.10 Use of Proceeds. Advances under the Line of Credit shall be used for the Borrower's working capital purposes and in payment of reimbursement obligations in respect of Letters of Credit.

3.    INTEREST, PAYMENTS AND MISCELLANEOUS CREDIT PROVISIONS

      3.1 Interest Rates.

           (a) Prime Rate. The outstanding principal amount under the Line of Credit shall bear interest at a rate per annum equal to the Prime-based Rate, determined on the basis of a year of 360 days for the actual number of days elapsed, unless, as to a portion thereof, the Borrower elects the LIBOR Rate Option provided for in paragraph (b) below.

           (b) LIBOR Rate Option. The Borrower shall have the option to elect, from time to time, that interest on a portion of the outstanding principal amount under the Line of

Credit be calculated on the basis of the LIBOR rate (the "LIBOR Rate Option"). Each LIBOR Rate Loan shall bear interest at a rate of interest per annum (computed on the basis of a year of 360 days and the actual number of days elapsed) equal to the sum of (A) the LIBOR rate plus (B) 250 basis points (2.50%) per annum, for the LIBOR Rate Interest Period in an amount equal to the principal amount of the LIBOR Rate Loan and having a comparable maturity as determined at or about 11:00 a.m. (London time) two Business Days prior to the commencement of the LIBOR Rate Interest Period. In order to exercise the LIBOR Rate Option, the Borrower shall supply to the Bank, by 10:00 a.m. (Eastern time), at least two (2) Business Days prior to the date of a desired LIBOR Rate Loan or any renewal or conversion of a LIBOR Rate Interest Period, a completed and signed Notice of Conversion / Continuation substantially in the form of Exhibit B attached hereto, subject in each case to the following:

               (i) a LIBOR Rate Loan may not be converted into a Prime Rate Loan or continued as a new LIBOR Rate Loan at a time other than the last day of the LIBOR Rate Interest Period applicable thereto;

               (ii) no LIBOR Rate Loan may be continued as a new LIBOR Rate Loan and no Prime Rate Loan may be converted to a LIBOR Rate Loan when any Event of Default has occurred and is continuing;

               (iii) any portion of a LIBOR Rate Loan that cannot be converted into or continued as a LIBOR Rate Loan by reason of a provision of this Agreement or otherwise, automatically shall be converted at the end of the LIBOR Rate Interest Period in effect for such LIBOR Rate Loan to a Prime Rate Loan;

               (iv) on the last day of any LIBOR Rate Interest Period for a LIBOR Rate Loan, if the Borrower has failed to give notice of conversion or continuation as described in this section, such LIBOR Rate Loan shall automatically be converted to a Prime Rate Loan on the last day of such then expiring LIBOR Rate Interest Period;

               (v) a LIBOR Rate Loan must be at least $500,000 or a whole multiple of $10,000 in excess thereof; and

               (vi) at no time shall more than four (4) LIBOR Rate Loans be outstanding.

      3.2 Interest Payments. Interest on the outstanding principal amount of the Line of Credit shall be payable in arrears on each applicable Interest Payment Date.

      3.3 Manner of Payment; Maintenance of Demand Deposit Account. All payments due or payable under this Agreement or under any other Loan Document shall be made not later than 2:00 p.m. (prevailing Eastern Time) on the date when due, in lawful money of the United States of America and in funds immediately available, to the Bank at its offices at One Garret Mountain Plaza, West Paterson, New Jersey 07424, or by deposit at a local branch of the Bank with telecopy notification by 2:00 p.m. (prevailing Eastern Time) to the Bank at the foregoing office. Any payment received after such time shall be deemed to be received on the next Business Day. The Borrower shall be required to maintain a demand deposit account with the Bank during the term of this Agreement and the Bank is, without any further authorization or notice, hereby irrevocably authorized at any time and from time to time to charge such account, or any other account maintained by the Borrower with the Bank for the full amount of any principal, interest or other sum when due.

      3.4 Actions on Non-Business Days. Whenever any payment or delivery of any financial statement or report shall be due on a day that is not a Business Day, that payment or delivery may be made on the next succeeding Business Day but in the computation of interest on payments there shall be a charge for each day of extension.

      3.5 No Setoff. The Borrower shall pay principal, interest and all other amounts payable under this Agreement or under any other Loan Documents without any deduction whatsoever, including, without limitation, any deduction for any setoff or counterclaim.

      3.6 Application of Payments. In the event any payment received by the Bank is less than the total Obligations then due and owing, application of such payment shall be made first to fees payable under this Agreement, then to interest and thereafter to principal.

      3.7 Indemnity. The Borrower shall indemnify and hold the Bank harmless from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including, without limitation, attorneys' fees and disbursements, including those incurred upon any appeal) which may be instituted or asserted against or incurred by the Bank as the result of its having entered into any of the Loan Documents or having extended credit hereunder; provided, however, that the Borrower shall not be liable for such indemnification to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results from the gross negligence or willful misconduct of the Bank.

      3.8 LIBOR Rate Unavailable. If the Bank determines (which determination shall be final and conclusive) that, by reason of circumstances affecting the interbank LIBOR market generally, deposits in dollars (in the applicable amounts) are not being offered to banks in the interbank LIBOR market for the selected term, or adequate means do not exist for ascertaining the LIBOR Rate, then the Bank shall give notice thereof to the Borrower. Thereafter, until the Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (i) the availability of the LIBOR Rate Option shall be suspended, and (ii) the interest rate on the entire outstanding principal balance of the Line of Credit shall be converted to the Prime-based Rate at the expiration of the then current LIBOR Rate Interest Period.

      3.9 LIBOR Rate Illegal. In addition, if the Bank shall determine (which determination shall be final and conclusive) that any enactment, promulgation or adoption of or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by a Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any guideline, request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency shall make it unlawful or impossible for the Bank to make or maintain or fund loans under the LIBOR Rate Option, the Bank shall give notice thereof to the Borrower. Thereafter, until the Bank notifies the Borrower that the circumstances giving rise to such determination no longer apply, (i) the availability of the LIBOR Rate Option shall be suspended, and (ii) the interest rate on the Line of Credit shall be converted to the Prime-based Rate either (x) on the last day of the then current LIBOR Rate Interest Period(s) if the Bank may lawfully continue to maintain loans under the LIBOR Rate Option to such day, or (y) immediately if the Bank may not lawfully maintain loans under such LIBOR Rate Option. If, as a result of such determination, the interest rate is converted to the Prime-based Rate, the Borrower shall pay to the Bank, on demand, an amount equal to the breakage fee (calculated in accordance with Section 3.10(b)) which would have been due if such LIBOR Rate Loan had been prepaid on the date the interest rate was converted to the Prime-based Rate.

      3.10 Breakage Fee. (a) The Borrower may prepay any LIBOR Rate Loan in whole at any time, with accrued interest on the principal being prepaid to the date of repayment. In the event that any prepayment of a LIBOR Rate Loan is required or permitted on a date other than the last Business Day of the then current LIBOR Rate Interest Period with respect thereto, the Borrower shall indemnify the Bank therefor in accordance with Section 3.10(b) hereof.

           (b) The Borrower agrees to indemnify the Bank against any liabilities, losses or expenses (including, without limitation, loss or margin, any loss or expense sustained or incurred in liquidating or employing deposits from third parties, and any loss or expense incurred in connection with funds acquired to effect, fund or maintain any advance (or any part thereof) bearing interest under the LIBOR Rate Option which the Bank sustains or incurs as a consequence of either (i) the Borrower's failure to make a payment on the due date thereof, (ii) the Borrower's revocation (expressly, by later inconsistent notices or otherwise) in whole or in part of any notice give to Bank to request, convert, renew or prepay any advance bearing interest under the LIBOR Rate Option on a day other than the last day of the applicable LIBOR Rate Interest Period. A notice as to any amounts payable pursuant to this paragraph give to the Borrower by the Bank shall, in the absence of manifest error, be conclusive and shall be payable upon demand. The Borrower's indemnification obligations hereunder shall survive the payment in full of the Advances and all other amounts payable hereunder.

      3.11 Taxes. In the event that any Tax (other than any income, gross receipts or similar tax)is imposed upon (i) the Bank in connection with the execution, delivery or implementation of this Agreement and any of the transactions contemplated by this Agreement or (ii)the payments to be made by the Borrower to the Bank, and the result is that the Bank's effective rate of return is thereby reduced, the Bank shall notify the Borrower promptly after becoming aware of same. The Borrower shall have a period of sixty (60) days to either (i) agree to make the Bank whole for the amount of the Taxes in questions, or (ii) repay the Obligations in full, in which case this Agreement and obligation of the Bank to make advances under the Line of Credit shall terminate. Failure of the Borrower to elect within the sixty (60) day period shall be deemed to constitute an election of option (i).

      3.12 Increased Costs. (a) In the event that the adoption of any applicable law, rule, regulation or guideline regarding capital adequacy affecting the banking industry generally, or any change therein or in the interpretation or application thereof by any Governmental Authority charged with the administration or interpretation thereof or compliance by the Bank with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority including, without limitation, the issuance of any final rule, regulation or guideline, does or shall have the effect of reducing the rate of return on the Bank's capital as a consequence of its obligations hereunder to a level below that which the Bank could have achieved but for the adoption, change or compliance by any material amount, then from time to time, within 15 days after demand by the Bank, the Borrower shall pay to the Bank such additional amount or amounts as will compensate the Bank for the reduction.

           (b) If the Bank becomes entitled to claim any additional amounts pursuant to this Section 3.12, it shall promptly notify the Borrower thereof. A certificate as to any additional amounts payable pursuant to this Section 3.12 submitted by the Bank to the Borrower shall be conclusive absent manifest error. The covenants contained in this Section 3.12 shall survive the termination of this Agreement and payment of the Obligations.

      3.13 Usury. If, at any time, the rate of interest payable on any Obligation shall be deemed by any Governmental Authority to exceed the maximum rate of interest permitted by applicable law, then, for such time as such rate would be deemed excessive, its application shall be suspended and there shall be charged instead the maximum rate of interest permissible under law on such Obligation.

      3.14 Late Charges. If the Borrower fails to make any payment of principal, interest or other amount coming due pursuant to the provisions of this Agreement within 15 calendar days of the date due and payable, the Borrower also shall pay to the Bank a late charge equal to the lesser of five percent (5.00%) of the amount of such payment or $500.00. Such 15 day period shall not be construed in any way to extend the due date of any such payment. The late charge is imposed for the purpose of defraying the Bank's expenses incident to the handling of delinquent payments and is in addition to, and not in lieu of, the exercise by the Bank of any rights and remedies hereunder, under the other Loan Documents or under applicable laws, and any fees and expenses of any agents or attorneys which the Bank may employ.

      3.15 Default Rate. Upon the occurrence and during the continuance of any Event of Default, at the Bank's option, the Obligations shall bear interest at the Default Rate.

      3.16 Fees.

           (a) The Borrower shall pay to the Bank for Letters of Credit its applicable standard fees for commercial and standby credits, as the case may be, plus all other customary and usual charges and commissions, as all of the same may be adjusted from time to time.

           (b) The Borrower shall pay a closing fee of $50,000 to the Bank on the Closing Date.

           (c) The Borrower shall pay to the Bank 0.25% per annum on the unused portion of the Line of Credit, payable quarterly in arrears. This fee shall be calculated on the basis of a 360 day year for the actual number of days elapsed. The first such quarterly payment shall be due on June 30, 2004.

           (d) The Borrower shall pay all reasonable charges and expenses paid or incurred by the Bank in connection with this Agreement, including all reasonable legal fees and expenses, whether internal or external counsel to the Bank.

4.    CONDITIONS PRECEDENT

      4.1 Conditions to the Bank's Obligations Under this Agreement. Notwithstanding any other provision of this Agreement, the Bank shall have no obligations under this Agreement unless and until the events set forth in
Section 4.1(a) shall have occurred and the Borrower shall have delivered to the Bank in form and substance satisfactory to the Bank and its counsel, the documents set forth in Section 4.1(b), each dated as of the Closing Date unless otherwise indicated.

          (a) Events.

              (i) All proceedings taken in connection with the execution of this Agreement and the execution and delivery of all other Loan Documents and all documents and papers relating thereto shall be reasonably satisfactory to the Bank and its counsel;

              (ii) The Bank shall have received all reasonable fees and out-of-pocket expenses which are payable to the Bank or its counsel; and

              (iii) The Bank and its counsel shall have received such documents and papers as the Bank or counsel may reasonably request in connection therewith, all in form and substance satisfactory to the Bank and its counsel.

          (b) Closing Documents.

              (i) The Line of Credit Note, the Guaranty and the Security Agreements, duly executed by the applicable Obligor or Obligors.

              (ii) Resolutions of the board of directors of each corporate Obligor certified by the Secretary or Assistant Secretary of the Obligor as of the Closing Date, to be duly adopted and in full force and effect on such date, authorizing (a) the consummation of each of the transactions (including, without limitation, the incurrence of the Obligations and the grant of the Liens) contemplated by the Loan Documents and (b) authorized officers to execute and deliver, as applicable, this Agreement and the other Loan Documents.

              (iii) Evidence of limited liability company authorization, certified by an appropriate person on behalf of each limited liability company Obligor as of the Closing Date, as being in full force and effect on such date, authorizing (a) the consummation of each of the transactions (including, without limitation, the incurrence of the Obligations and the grant of the Liens) contemplated by the Loan Documents and (b) specific officers to execute and deliver, as applicable, this Agreement and the other Loan Documents.

              (iv) Certificates of the appropriate Governmental Authorities, dated the most recent practicable date prior to the Closing Date, showing that the Borrower and each of the Guarantors is organized and in good standing in its jurisdiction of organization and is qualified as a foreign corporation and in good standing in all other jurisdictions in which the applicable Obligor is qualified to transact business.

              (v) Copies of the certificate of incorporation and all amendments thereto and the by-laws of the Borrower and each corporate Obligor, certified by the Secretary or Assistant Secretary of the applicable Obligor as true and complete as of the Closing Date.

              (vi) Copies of the Certificate of Formation and operating agreement of each limited liability company Obligor, certified by an appropriate person as true and complete as of the Closing Date.

              (vii) Evidence that the insurance policies provided for in Section
7.6 are in full force and effect, with an appropriate loss payable clause in favor of the Bank.

              (viii) Opinions of Kramer Levin Naftalis & Frankel, LLP and Frye & Hsieh, LLP, counsel to the Obligors.

              (ix) Results of UCC, judgment and tax lien searches on the Obligors disclosing no Liens other than Permitted Encumbrances, or Liens for which termination statements or discharges have been obtained.

              (x) A negative pledge agreement of Afinsa with respect to its common stock of the Borrower.

              (xi) A Borrowing Base Certificate of the Borrower showing a minimum availability of $2,500,000 on the Closing Date.

              (xii) A consent and covenant waiver agreement from Capital Coin Fund.

              (xiii) An amendment to Borrower's credit agreement with Banco Santander Central Hispano, S.A., permitting a grant of security interests by the Borrower in favor of the Bank.

              (xiv) Evidence, reasonably satisfactory to the Bank, that the Obligors are in compliance with all applicable federal, state and local environmental and occupational health and safety rules, laws and regulations and that no environmental hazards exist on any property granted by an Obligor.

              (xv) Such additional information and documents as the Bank may reasonably request.

      4.2 Conditions to Each Advance and Each Letter of Credit Obligation. It shall be a further condition to the funding of each Advance or the issuance of each Letter of Credit that the following statements shall be true on the date of each such funding in issuance:

           (a) All of the representations and warranties of the Obligors contained herein or in any of the other Loan Documents shall be correct in all material respects on and as of the Closing Date and the date of funding of each such Advance or the issuance of a Letter of Credit as though made on and as of such date (except for any representation or warranty made or deemed to be made as of a specified date which shall be correct in all material respects as of such date).

           (b) No event shall have occurred and be continuing, or would result from the funding of any Advance, the issuance of a Letter of Credit, which constitutes or would constitute a Default or Event of Default.

5.    REPRESENTATIONS AND WARRANTIES

      To induce the Bank to enter into this Agreement and to make available the Line of Credit, the Borrower makes the following representations and warranties to the Bank regarding itself and each Guarantor, each and all of which shall survive the execution and delivery of this Agreement:

      5.1 Corporate Existence; Compliance with Law. Each Obligor (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (ii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification (except for jurisdictions in which such failure so to qualify or to be in good standing would not have a Material Adverse Effect); (iii) has the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore and proposed to be conducted; (iv) has all material licenses, permits, consents or approvals from or by, and has made all material filings with, and has given all material notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct; (v) is in compliance with its certificate of incorporation and by-laws or certificate of formation and operating agreement, as applicable; and (vi) is in compliance with all applicable provisions of law and all of its contracts with third parties where the failure to comply would have a Material Adverse Effect.

      5.2 Executive Offices. The current location of the Borrower's chief executive offices and principal place of business is 775 Passaic Avenue, West Caldwell, New Jersey 07006. The current location of each Guarantor's chief executive offices and principal place of business are set forth in Schedule 5.2. All Inventory and Equipment, all records of the Accounts and all other Collateral are at all times maintained, and for the past six months have at all times been maintained at the locations set forth in Schedule 5.2. Except as disclosed on Schedule 5.2, the Obligors have not within the five years preceding the date of this Agreement, (a) changed its name, (b) used any name other than the name stated at the beginning of this Agreement, or (c) merged or consolidated with, or acquired the assets of, any other Person.

      5.3 Subsidiaries. The Obligors have no Subsidiaries, except for Subsidiaries that are the Guarantors and additional Subsidiaries, all organized under the laws of a jurisdiction other than the United States.

      5.4 Corporate Power: Authorization; Enforceable Obligations. The execution, delivery and performance by the Obligors of the Loan Documents and all instruments and documents to be delivered by each Obligor, to the extent it is party thereto, hereunder and the creation and continuation, as applicable of all Liens provided for herein and therein: (i) are within the Obligor's corporate or limited liability company power; (ii) have been duly authorized by all necessary or proper corporate or limited liability company action; (iii) are not in contravention of any provision of the Obligor's certificate of incorporation or by-laws, or certificate of formation and operating agreement as applicable; (iv) will not violate any law or regulation, or any order or decree of any court or Governmental Authority; (v) will not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any material indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Obligor is a party or by which the Obligor or any of its property is bound; (vi) will not result in the creation or imposition of any Lien upon any of the property of the Obligor other than those in favor of the Bank pursuant to the Loan Documents; and (vii) do not require the consent or approval of any court, Governmental Authority or any other Person. Each of the Loan Documents has been duly executed and delivered for the benefit of or on behalf of the Obligor, as applicable, and each, as applicable, constitutes a legal, valid and binding obligation of the Obligor, enforceable against the Obligor in accordance with its terms.

      5.5 Financial Statements. (a) All of the following balance sheets of the Obligors and the related statements of income and cash flows, copies of which have been furnished to the Bank prior to the date of this Agreement, have been prepared in accordance with GAAP consistently applied throughout the periods involved, present fairly the financial position of the Obligors, in each case as at the dates thereof, and the results of operations and cash flows of the Borrower for the periods then ended (subject to year-end adjustments) (the "Financial Statements"):

               (i) the consolidated balance sheet of the Borrower as at June 30, 2003, and the related consolidated statements of income and cash flows for the year ended as at such date, audited by Amper, Politziner & Mattia, P.C., certified public accountants; and

               (ii) the consolidated balance sheet of the Borrower as at each of September 30, 2003, December 31, 2003 and March 31, 2004 and the related consolidated statements of income and cash flows for the interim periods then ended.

               (iii) the management-prepared consolidating balance sheet of the Obligors as of March 31, 2004 and the related consolidating statement of income for the interim period then ended.

           (b) The Obligors have no material obligations, or liabilities for Taxes, long-term leases or unusual forward or long-term commitments which are not reflected in the financial statements referred to in Section 5.5(a) (i) or
(ii) or otherwise disclosed to the Bank, and which would have a Material Adverse Effect.

           (c) No shares of capital Stock of an Obligors have been redeemed, retired, purchased or otherwise acquired for value by an Obligor since June 30, 2003.

           (d) Since June 30, 2003, there has been no material adverse change in the financial condition, operations or business taken as a whole of the Borrower and its Subsidiaries from that set forth in said financial statements as of said date.

      5.6 Ownership of Property, Liens. (a) Each Obligor has good, valid and marketable leasehold interests in the Leases described in Schedule 5.6(a) hereto under the name of the Obligor, and good and marketable title to, or valid leasehold interests in, all of its other properties and assets; and none of the properties and assets of each Obligor is subject to any Liens, except (i) Permitted Encumbrances, (ii) those set forth on Schedule 5.6(b) hereto, and (iii) the Liens in favor of the Bank pursuant to the Loan Documents; and each Obligor has received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents, and duly effected all recordings, filings and other actions necessary to establish, protect and perfect each Obligor right, title and interest in and to all such property except where the failure to have received such documents or effected such actions will not, in the aggregate, have a Material Adverse Effect.

           (b) Obligors do not own or lease any real property except as set forth in Schedule 5.6(a). Each of the leases set forth in Schedule 5.6(a) is valid and enforceable in accordance with its terms and is in full force. Except as indicated on Schedule 5.6(a) hereto, neither the Obligor nor any other party to any such lease is in default of its obligations thereunder or has delivered or received any notice of default under any such lease, nor has any event occurred which, with the giving of notice, the passage of time or both, would constitute a default under any such lease, except for any default which would not have a Material Adverse Effect.

      5.7 Labor Matters. Except as disclosed in Schedule 5.7:

           (a) There are no strikes, material work stoppages or slowdowns or lockouts pending or threatened against or involving an Obligor with respect to employees of an Obligor.

           (b) There are no material arbitration proceedings or material grievances pending against or involving an Obligor, nor are there any material arbitrations or, to the Obligor's knowledge, material grievances threatened.

           (c) Neither Obligor is a party to, or has any obligations under, any collective bargaining agreement.

           (d) There are no representation proceedings pending or threatened with the National Labor Relations Board, and no labor organization or group of employees of an Obligor has made a pending demand for recognition.

           (e) There are no unfair labor practice charges or material complaints pending or in process or, to the Borrower's knowledge, threatened by or on behalf of any employee or group of employees of either Obligor.

           (f) There are no material complaints or charges against an Obligor pending or threatened to be filed with any federal, state or local court, governmental agency or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment by the Obligors of any individual.

           (g) The Obligors are in compliance with all material laws, and all orders of any court, governmental agency or arbitrator, relating to the employment of labor, including all such laws relating to wages, hours, collective bargaining, discrimination, civil rights, and the payment of withholding and/or Social Security and similar Taxes.

      5.8 Other Ventures. Except as disclosed in Schedule 5.8, neither Obligor is engaged in any joint venture or partnership with any other Person.

      5.9 Investment Company Act. The Borrower is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. The making of any Advance, or the application of the proceeds and repayment thereof by the Borrower and the consummation of the transactions contemplated by this Agreement and the Loan Documents will not violate any provision of such Act or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

      5.10 Margin Regulations. The Borrower does not own any "margin security," as that term is defined in Regulations G and U of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), and the proceeds of the Mortgage Loan and the Advances will be used only for the purposes contemplated in Section 2.12. None of the proceeds of the Advances will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the loans under this Agreement to be considered a "purpose credit" within the meaning of Regulations G, T, U or X of the Federal Reserve Board. The Borrower will not knowingly take or permit any action which might cause this Agreement or any document or instrument delivered pursuant hereto to violate any regulation of the Federal Reserve Board.

      5.11 Taxes. Except as disclosed in Schedule 5.11: all material federal, state, local and foreign tax returns, reports and statements required to be filed by or on behalf of each Obligor or any affiliated combined or unitary group with respect to periods in which the Obligor is or was a member of such group (collectively, the "Tax Returns") have been timely filed with the appropriate governmental agencies (on the scheduled due date or by extension) and all Taxes and other impositions shown thereon to be due and payable have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof, or, if later than such date, any such fine, penalty, interest, late charge or loss has been paid. Each Obligor has paid when due and payable all material Taxes required to be paid by it, other than Taxes being contested in good faith for which adequate reserves have been established. Proper and accurate amounts have been withheld by each Obligor from its employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective governmental agencies. No material adjustments have been raised by the IRS or any other Governmental Authority in connection with either Obligor's Tax Returns. Neither Obligor has executed or filed with the IRS or any other governmental authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Taxes.

      5.12 ERISA. The Borrower is in compliance in all material respects with ERISA, and the related provisions of the IRC, and with the regulations and published interpretations thereunder. Neither a reportable event as defined in
Section 4043 of ERISA, nor a prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the IRC, has occurred and is continuing with respect to any Plan established or maintained, or to which contributions have been or may be made by the Borrower or an ERISA Affiliate. No notice of intention to terminate a Plan has been filed nor has any Plan been terminated; the PBGC has not instituted proceedings to terminate, or to appoint a trustee to administer, any Plan, nor do circumstances exist that constitute grounds for any such proceedings; and neither the Borrower nor any ERISA Affiliate has completely or partially withdrawn from any Multiemployer Plan. The Borrower and each ERISA Affiliate has met the minimum funding standards under ERISA with respect to each of its Plans; no Plan of either the Borrower or any ERISA Affiliate has, or will have, an accumulated funding deficiency or waived funding deficiency within the meaning of ERISA; and no material liability to the PBGC has been incurred by the Borrower or any ERISA Affiliate.

      5.13 Brokers. No broker or finder acting on behalf of the Borrower brought about the obtaining, making or closing of the loans contemplated by this Agreement and the Borrower has no obligation to any Person in respect of any finder's or brokerage fees in connection with the loans or other transactions contemplated by this Agreement.

      5.14 Intellectual Property. Each Obligor either owns or has a license for all material copyrights, service marks, trademarks, trademark applications, and trade names necessary to continue to conduct its business as heretofore conducted by it, now conducted by it and proposed to be conducted by it. The patents and trademarks owned by the Borrower are listed, together with Patent and Trademark Office application or registration numbers, where applicable, on
Schedule 5.14 hereto. Each Obligor conducts its business without infringement or claim of infringement of any Intellectual Property right of others, except where such infringement or claim of infringement would not have a Material Adverse Effect. Except as disclosed on Schedule 5.14, to the Borrower's knowledge there is no infringement or claim of infringement by others of any Intellectual Property right of an Obligor.

      5.15 Full Disclosure. No information contained in this Agreement, the other Loan Documents, the Financial Statements or any written statement furnished by or on behalf of the Borrower pursuant to this Agreement or in connection with the transactions contemplated by this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which furnished, not misleading (it being recognized that the projections and forecasts provided by the Borrower are not to be viewed as facts and that actual results during the period covered by any such projections and forecasts may differ from the projected or forecasted results).

      5.16 Environmental Protection. None of the real property owned by an Obligor or occupied by an Obligor pursuant to a lease is in material violation of any Environmental Laws nor, to the best of the Borrower's knowledge, has ever been used by previous owners or operators to generate, manufacture, refine, produce, treat, store, handle, dispose of, transfer, process or transport Contaminants; to the Borrower's knowledge, other than those Contaminants customarily used, stored handled or disposed of in the course of such Obligor's business and only in material compliance with Environmental Laws, none of the real property owned or occupied by the Borrower has or is now being used as a "Major Facility", as such term is defined in N.J.S.A. 58:10-23.11(b)(1), nor will be used as a "Major Facility" as long as the Obligations are outstanding and not indefeasibly satisfied in full. No Lien has been attached to any revenues or any real or personal property owned by the Borrower under the Discharge Act, CERCLA or any other Environmental Laws. Except as disclosed in
Schedule 5.16, the Borrower has not
received notice that it has been identified in any action, administrative or arbitrative proceeding or investigation as a responsible party for any liability under any Environmental Laws. No Discharge of a Contaminant has occurred on any real property owned or occupied by an Obligor. There has been no federally funded removal or remedial action at any of the real property owned or occupied by the Borrower and there is no reasonably foreseeable basis for any federally funded removal or remedial action at any of such property.

      5.17 Inventory. All Inventory, other than Inventory used for display, is currently saleable in the normal course of each Obligor's business, subject to defects which, in the aggregate, are not material in relation to the Inventory taken as a whole.

      5.18 Capital Stock. The Borrower's authorized capital stock, as of the date hereof, consists of 10,000,000 shares of preferred stock of which no shares are issued and outstanding and 40,000,000 shares of common stock of which 26,690,000 shares are issued and outstanding, 19,070,398 of which are owned by Afinsa directly or beneficially through its wholly-owned subsidiary. As of the date hereof, there are no outstanding options, warrants or other rights of any kind whatsoever to acquire shares of the common stock of the Borrower, other than options outstanding to officers and key employees that were granted in the ordinary course of business.

      5.19 Litigation. There are no pending or threatened claims, actions, proceedings or investigations before any Governmental Authority involving an Obligor that may, singly or in the aggregate, have a Material Adverse Effect.

      5.20 Solvency. Both before and after giving effect to the transactions contemplated hereunder, the Borrower is Solvent.

6.    FINANCIAL STATEMENTS AND INFORMATION

      6.1 Reports and Notices. The Borrower covenants and agrees that from and after the Closing Date and until the payment of the Obligations in full, it shall deliver to the Bank:

           (a) On or before the 20th day of each month, as at the close of the preceding month, (A) a Borrowing Base Certificate, and (B) such additional back-up documentation reasonably requested by the Bank, including, without limitation, an accounts receivable aging report, a report on outstanding Consignor Advance Obligations together with copies of promissory notes and security agreements held by the Obligors in connection therewith, and inventory report (by product category and location), and all in such form as the Bank shall require and certified by the President or Chief Financial Officer of the Borrower;

           (b) Within 45 days after the close of each fiscal quarter, the unaudited consolidated balance sheet of the Borrower as at the close of such fiscal quarter and the related consolidated statement of income and cash flows for such quarter setting forth in comparative form in each case the figures for such fiscal quarter of the previous year accompanied by a certification of the President or Chief Financial Officer of the Borrower that such financial statements are complete and correct and present fairly in accordance with GAAP (subject to normal year end adjustments and footnotes need not be included) the financial position and the results of operation and cash flows of the Borrower as of the end of such quarter and for the period then ended,

           (c) Within 90 days after the close of each Fiscal Year, a copy of the annual financial statements of the Borrower, consisting of a consolidated balance sheet and consolidated statement of income and cash flows, for such fiscal year setting forth in comparative form in each case the figures for the previous fiscal year, which financial statements shall be prepared in accordance with GAAP, certified by the President or Chief Financial Officer of the Borrower and audited by Amper, Politzer & Mattia, P.C. or other firm of independent certified public accountants of recognized standing selected by the Borrower and acceptable to the Bank, accompanied by a report from such accountants to the effect that in connection with their review, nothing has come to their attention to cause them to believe that a Default or Event of Default had occurred;

           (d) Within 60 days after the close of each fiscal quarter and within 120 days after the close of each Fiscal Year, the management-prepared consolidating balance sheet of the Borrower and the Obligors and the related consolidating statement of income,

           (e) Simultaneously with the delivery of each annual and quarterly financial statement referred to in paragraph (d), a completed certificate in form and substance acceptable to Bank, a copy of which is attached hereto as Exhibit D ("Compliance Certificate"), executed by the chief financial officer of the Borrower, and containing such additional information as Bank may request from time to time, (i) certifying that the financial statements being delivered with such Compliance Certificate are true, complete and correct, in all material respects, (ii) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with all financial covenants for the fiscal period in question, (iii) stating whether any Event of Default or Default has occurred or is continuing since the date of the previously delivered Compliance Certificate and the details of same, and (iv) containing such other information as Bank may from time to time reasonably require to be included in the Compliance Certificate.

           (f) By July 30 of each year, copies of the annual audited financial statements of Afinsa.

           (g) Immediately after the Borrower becomes aware of the existence of
(i) any Default or Event of Default, or any development or other information which would have a Material Adverse Effect, (ii) any material claim, action, proceeding or investigation filed or instituted against an Obligor, or any adverse determination in any material pending action, proceeding or investigation affecting it, (iii) any loss from casualty or theft in excess of $250,000 whether or not insured, affecting property of the Borrower or (iv) any representation or warranty in any Loan Document ceasing to be true, correct and complete in any material respect, or telephonic or telegraphic notice specifying the nature of such Default or Event of Default or development or information, including the anticipated effect thereof, which notice shall be promptly confirmed by the Borrower in writing within five (5) Business Days;

           (g) Promptly after the same are received by the Borrower, management letters provided to the Borrower by its independent certified public accountants;

           (h) When filed, copies of all federal tax returns and reports filed by the Borrower and the Guarantors in respect of Taxes measured by income;

           (i) A collateral audit, at the Borrower's expense, 90 days prior to the end of the Line of Credit Term and, if the Line of Credit is reviewed, annually thereafter;

           (j) Within thirty days following the Closing Date, a "privity letter" from Borrower's certified public accountants stating that the Bank may rely on the Borrower's audited annual financial statements; and

           (k) Such other information respecting the Obligors' business or financial condition as Bank may, from time to time, reasonably request.

      6.2 Communication with Accountants. Provided that the Bank provides the Borrower with an appropriate confidentiality agreement, the Borrower authorizes the Bank to communicate directly with its independent certified public accountants and authorizes those accountants to discuss with and, if requested, disclose to the Bank any and all financial statements and other supporting financial documents and schedules, including any management letter with respect to the business, financial condition and other affairs of the Borrower.

      6.3 Access to Records and Property. At any time and from time to time, upon request by the Bank which, in the absence of a Default or an emergency situation, shall be made not less than three Business Days' prior to the requested access, and at the Borrower's expense, give any representative of the Bank access during normal business hours to inspect and audit the Collateral and the Borrower's other property and to examine, copy and make extracts from the Borrower's books and records, and provided further, as long as no Default has occurred and is continuing, the Bank shall limit such requests to twice in any Fiscal Year.

7.    AFFIRMATIVE COVENANTS

      The Borrower covenants and agrees that, unless the Bank shall otherwise consent in writing, from and after the date hereof and until the full and final payment and performance of all the Obligations:

      7.1 Maintenance of Existence and Conduct of Business. Each Obligor shall
(a) do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate or limited liability company existence, and its rights and franchises; (b) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder; (c) at all times maintain, preserve and protect all of its Intellectual Property that is material to the operation of its business; and (d) preserve all the remainder of its property, in use or useful in the conduct of its business and keep the same in good repair, working order and condition (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all needed and proper repairs, renewals and replacements, betterments and improvements thereto consistent with industry practices, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

      7.2 Books and Records. Each Obligor shall keep adequate records and books of account with respect to its business activities, in which proper entries, reflecting all of its financial transactions, are made in accordance with GAAP and on a basis consistent with the Financial Statements referred to in Section 5.5(a) hereof.

      7.3 Compliance with Law. Each Obligor shall comply with all federal, state and local laws and regulations applicable to it, including, without limitation, ERISA, those regarding the collection, payment and deposit of employees' income, unemployment and social security taxes, and Environmental Laws, where the failure to comply with any such laws or regulations would have a Material Adverse Effect.

      7.4 Employee Plans. Each Obligor shall maintain each Plan in compliance in all material respects with the provisions of ERISA and the related provisions of the IRC (or the Canadian equivalents) and with the regulations and published interpretations thereunder.

      7.5 Environmental Matters. (a) Each Obligor shall (i) comply in all material respects with the Environmental Laws applicable to it, (ii) notify the Bank promptly in the event of any Discharge occurring at or Contaminant (other than de minimis non-reportable amounts of such substances ordinarily present on the Obligor's premises and used in the conduct of the Obligor's business as currently conducted) being found in, at or under any premises owned or occupied by the Obligor, and (iii) promptly forward to the Bank a copy of any order, notice, permit, application, claim or any other communication or report received by the Obligor in connection with any such Discharge or Contaminant or any other matter relating to the Environmental Laws as they may affect such premises.

           (b) The Borrower shall indemnify the Bank and hold the Bank harmless from and against any loss, liability, damage, or expense, including attorneys' fees, suffered or incurred by the Bank, whether as successor in interest to an Obligor as lessee of any premises by virtue of foreclosure or in lieu of foreclosure or otherwise, (i) under or on account of the Environmental Laws, including the assertion of any Lien thereunder; (ii) with respect to any Discharge or Contaminant affecting such premises, whether or not the same originates or emanates from such premises or any contiguous real estate, including any loss of value of such premises as a result of a Discharge or Contaminant; and (iii) with respect to any other matter affecting such premises within the jurisdiction of any federal, state, or municipal official administering the Environmental Laws.

           (c) In the event of any Discharge or Contaminant affecting any premises now or hereafter occupied by an Obligor, whether or not the same originated or emanates from such premises or any contiguous real estate, and if an Obligor shall fail to comply with any of the requirements of the Environmental Laws, where required to do so under any applicable lease or other agreement, the Bank may, but shall not be obligated to, give such notices or cause such work to be performed or take any and all actions deemed necessary or desirable to remedy such Discharge or Contaminant or cure such failure to comply and any amounts paid as a result thereof, together with interest thereon at the Default Rate, shall be immediately due and payable by the Borrower and, until paid, shall be part of the Obligations.

7.6   Insurance.

           (a) Liability and Property Insurance. The Obligors shall maintain at their expense (with such insurers, in such amounts and with such deductibles as is reasonably satisfactory to the Bank) public liability and third party property damage insurance and insurance on the Collateral (including, without limitation, insurance against fire, explosion, boiler damage, theft, burglary, spoilage, pilferage, loss in transit and all other hazards and risks ordinarily insured against by other owners or users of such properties in similar businesses), and as otherwise provided in the Loan Documents, which insurance shall be evidenced by policies and an "Accord 27 Form" (i) in form and substance reasonably satisfactory to the Bank, (ii) designating the Bank and its successors and assigns as additional co-insureds and loss payees as their interests may appear from time to time, (iii) requiring at least thirty (30) days' prior written notice to the Bank and its assigns before cancellation or any material change shall be effective. The amount of insurance coverage shall be sufficient to cover the total loss of Inventory and stamps, coins and other collectibles delivered to an Obligor in respect of Consignor Advance Obligations, at any location.

           (b) Copies of Policies. Upon demand, the Borrower shall deliver to the Bank the original of each policy evidencing insurance required by this
Section 7.6, together with evidence of payment of all premiums therefor.

           (c) Notice and Proof of Loss. In the event of loss or damage, the Borrower shall forthwith notify the Bank and file proofs of loss satisfactory to the Bank with the appropriate insurer.

           (d) Proceeds. Forthwith upon receipt of insurance proceeds (for any loss or damage to any obligors' property, both real and personal) in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate, at the option of Bank, the Borrower shall (i) utilize same to replace, repair, reconstruct, improve and restore the damaged property to substantially the same or an improved condition or utility value as existed prior to such event, or (ii) pay same to the Bank to be credited against the Obligations.

           (e) No Duty for the Bank. In no event shall the Bank be required either to (i) ascertain the existence of or examine any insurance policy, or
(ii) advise the Borrower in the event such insurance coverage shall not comply with the requirements of this Agreement.

           (f) Other Insurance Provisions. The specific insurance covenants contained in any of the Loan Documents shall be in addition to the provisions contained in this Section 7.6.

      7.7 Condition of Collateral; No Liens. The Obligors shall maintain the Collateral and all of its other assets and properties in good condition and repair at all times, preserve the Collateral and all its other assets and properties from loss, damage, or destruction of any nature whatsoever (ordinary wear and tear and obsolescence excepted), and keep the Collateral and all its other assets and properties free and clear of any Encumbrance, except Permitted Encumbrances.

      7.8 Working Capital Facility; Operating Account. During the term of the Line of Credit, the Borrower shall maintain its working capital facility with the Bank. At all times, the Borrower shall maintain its primary operating account and treasury management services with the Bank.

8.    NEGATIVE COVENANTS

      The Borrower covenants and agrees that, without the prior written consent of the Bank from and after the date hereof and until the full and final payment and performance of all the Obligations:

      8.1 Mergers, Etc. Except as provided in Schedule 8.1, no Obligor shall, directly or indirectly, by operation of law or otherwise, merge with, consolidate with, acquire all or substantially all of the assets or capital stock of, or otherwise combine with, any Person or form any Subsidiary, except that any Guarantor may merge with and into any other Guarantor or with and into the Borrower.

      8.2 Maintenance of Business. No Obligor shall materially alter the nature of its business.

      8.3 Sales of Assets. No Obligor shall sell, lease, transfer, convey or otherwise dispose of any of its assets or properties, including, without limitation, any equity interest in any other Obligor, or attempt or contract to do so, except that it may engage in (i) the sale of Inventory in the ordinary course of business, (ii) the sale of surplus, obsolete or unnecessary assets, equipment and fixtures, and (iii) transfers resulting from any casualty or condemnation of assets or properties.

      8.4 Transaction with Affiliates. Except as disclosed in Schedule 8.4:

           (a) No Obligor shall enter into or be a party to any transaction with any Affiliate of the Borrower, except as otherwise expressly permitted herein or pursuant to the reasonable requirements of the Obligor's business and upon fair and reasonable terms that are fully disclosed to the Bank and are no less favorable to the Obligor than would be obtained in a comparable arm's length transaction with a Person not an Affiliate of the Obligor.

           (b) No Obligor shall enter into any agreement or transaction to pay to any Person any management or similar fee, except for investment banking or consulting services rendered in the ordinary course of business, nor pay any management or similar fee to or for an Affiliate of it.

      8.5 Accounting Changes. No Obligor shall change its fiscal year or make any significant change (i) in accounting treatment and reporting practices except as permitted by GAAP and disclosed to the Bank or (ii) in tax reporting treatment except as permitted by law and disclosed to the Bank.

      8.6 Indebtedness. Except as otherwise permitted by this Section 8.6, no Obligor shall create, incur, assume or permit to exist any Indebtedness, whether recourse or nonrecourse, and whether superior or junior, resulting from borrowings, loans, advances, the granting of credit, whether secured or unsecured, except (i) Indebtedness secured by Permitted Encumbrances, (ii) Indebtedness of the Borrower to the Bank arising under or as a consequence of this Agreement or the other Loan Documents, (iii) Indebtedness of Spectrum Numismatics International, Inc. and Teletrade, Inc., in the maximum principal amount of $5,000,000 in favor of Capital Coin Fund Limited II, LLC and Indebtedness of the Borrower in the maximum principal amount of $2,500,000 in favor of Banco Santander Central Hispano, S.A., acting through its New York branch, (iv) Indebtedness in respect of Capital Leases having an aggregate obligation of $500,000; (v) trade debt incurred in the ordinary course of business, and (vi) all unfunded pension fund and other employee benefit plan obligations and liabilities but only to the extent that they are permitted to remain unfunded under applicable law. No Obligor shall incur, assume or permit to exist liabilities under operating leases which have aggregate outstanding obligations in excess of $500,000 at any time (exclusive of obligations to landlords of leased premises).

      8.7 Books, Records and Collateral. No Obligor shall, other than in the ordinary course of the Obligor's business, (a) remove its books and records or any Collateral (other than vehicles) from the locations set forth on Schedule 5.2, (b) keep any of such books and records or the Collateral at any other offices or locations not set forth on Schedule 5.2 unless, with respect to any of the foregoing (i) the Borrower gives the Bank written notice thereof and of the new location of said books and records or the Collateral, as the case may be, at least twenty (20) days prior thereto and (ii) the other office or location is within the continental United States of America. 8.8 Investments. Except as disclosed in Schedule 8.8, no Obligor shall, purchase or acquire any partnership, joint venture or other interest in obligations, stocks or securities of, or make any capital contribution, loan or advance to, any other Person, or make any other investments, except that the Borrower may make advances to the Guarantors as long as they continue as guarantors of the Obligations.

      8.9 Continuous Perfection. No Obligor shall not change its (i) name, identity, corporate structure or jurisdiction of incorporation or (ii) the location of its chief executive office or principal place of business or the office where it keeps its records concerning the Collateral, unless the Borrower shall have given the Bank at least thirty (30) days prior written notice thereof and shall have taken, at the Borrower's expense, all action necessary or reasonably requested by the Bank in order to maintain and continue the perfection and priority of the Liens on and security interests of the Bank in the Collateral intended to be created by the Loan Documents.

      8.10 Limitation on Capital Expenditures and Acquisition of Fixed Assets. The Obligors shall not expend nor commit themselves to expend in excess of $750,000 in the aggregate within any Fiscal Year for Capital Expenditures and/or for the purpose of acquiring fixed assets.

      8.11 Ratio of Funded Debt to EBITDA. The Borrower will not permit its ratio of Funded Debt to EBITDA on a consolidated basis for the Obligors to be
1.75 to 1.00 or greater at any time.

      8.12 Fixed Charge Coverage Ratio. The Borrower will not permit its ratio of (i) EBITDA to (ii) the sum of Current Maturities plus interest expense plus cash taxes paid plus Distributions plus Capital Expenditures made from funds other than borrowed funds, on a consolidated basis for the Obligors, to be less than 1.75 to 1.00, on a rolling four quarter basis, at any time.

      8.13 Minimum Liquidity. The Borrower will not permit its cash and cash equivalents, on a consolidated basis with its Subsidiaries, to be less than $2,500,000 at any time.

      8.14 Distributions. The Borrower shall not make any Distributions, except for Distributions payable solely in Borrower's capital stock.

9.    TERMINATION OF FINANCING

      No termination or cancellation (regardless of cause or procedure) of any financing facility under this Agreement shall in any way affect or impair the obligations, duties, and liabilities of the Borrower relating to any transaction or event occurring prior to such termination; and all Liens and rights of the Bank hereunder and under the other Loan Documents shall continue in full force and effect until all Obligations are indefeasibly paid in full; and all undertakings, agreements, covenants, warranties and representations contained in the Loan Documents shall survive such termination or cancellation and shall continue in full force and effect until such time as all of the Obligations have been paid indefeasibly in full.

10.   EVENTS OF DEFAULT: RIGHTS AND REMEDIES

      10.1 Events of Default. The occurrence of any one or more of the following events (regardless of the cause thereof) shall constitute an "Event of Default" hereunder:

           (a) the Borrower shall fail to make any payment of principal, interest or other amount in respect of any Obligations when due, whether at maturity or by reason of acceleration pursuant to the terms of this Agreement or by notice of intention to prepay, or by required prepayment or the Borrower shall fail to pay any other liabilities or make any other payment, fee or charge provided for herein or in any other Loan Document when due;

           (b) the Borrower shall fail timely or fully to perform, keep or observe any of the provisions of Article 8;

           (c) an Obligor shall fail timely and fully to perform, keep or observe any other provision of this Agreement or of any of the other Loan Documents, and such failure shall continue unremedied for a period of fifteen
(15) days after the Borrower shall receive notice of such failure, which period may be extended, not exceeding an additional thirty (30) days if the applicable Obligor is diligently pursuing a cure;

           (d) any representation or warranty herein or in any Loan Document or in any written statement pursuant thereto or hereto, or any report, financial statement or certificate now or at any time hereafter made or delivered to the Bank by the Borrower or on behalf of an Obligor pursuant to any of the Loan Documents or otherwise at the request of the Bank, shall be untrue, incorrect or incomplete in any material respect, as of the date it purports to speak;

           (e) any Material Obligor or Afinsa shall (i) voluntarily commence any proceeding or file any petition seeking relief, under the Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, liquidation or similar law, (ii) consent to the institution of, or fail to oppose in a timely and appropriate manner, any such proceeding or the filing of any such petition,
(iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Material Obligor or Afinsa or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it or him in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its or his inability or fail generally to pay its or his debts as they become due or (vii) take corporate action for the purpose of effecting any of the foregoing;

           (f) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of a Material Obligor or Afinsa, or of a substantial part of the assets of the Material Obligor or Afinsa under the Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law,
(ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Material Obligor or Afinsa or for a substantial part of its property, or (iii) the dissolution, winding-up or liquidation of the material Obligor or Afinsa; and such proceeding or petition shall continue undismissed for thirty (30) days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect;

           (g) default shall be made, beyond any applicable grace period, with respect to other Indebtedness of an Obligor (excluding obligations to trade creditors being contested in good faith) in an amount greater than $500,000 if the effect of any such default shall be to accelerate, or to permit (with the giving of notice or the passage of time or both) the holder or obligee of any Indebtedness (or any trustee on behalf of such holder or obligee) at its option to accelerate the maturity of such Indebtedness; or any amount of principal or interest in respect of such Indebtedness shall not be paid as and when due (after giving effect to any period of grace specified for such payment in the instrument evidencing or governing the same); provided that such a default or failure to pay shall not be an Event of Default hereunder for a period of thirty days after such default or failure to pay, if the Obligor disputes in good faith the validity of such default or payment, unless the holder or obligee of any Indebtedness (or any trustee on behalf of such holder or obligee) commences an action to collect such Indebtedness;

           (h) a judgment for the payment of money (not reimbursed by insurance policies of an Obligor within 30 days of the occurrence of the event giving rise to such claim) in excess of $200,000 shall be rendered by a court or other tribunal against an Obligor and (i) shall remain undischarged for a period of 30 consecutive days during which the execution of such judgment shall not have been stayed effectively or (ii) any judgment creditor shall legally commence actions to collect on or enforce such judgment;

           (i) any Lien created by any of the Loan Documents shall for any reason cease to be, or be asserted by an Obligor not to be, a valid, first priority perfected security interest in any of the Collateral (except with respect to Collateral subject to Permitted Encumbrances);

           (j) with respect to any Plan, there occurs or exists any of the events or conditions described in the following clauses (i) through (viii) and such event or condition, together with all like events or conditions, could in the reasonable opinion of the Bank subject the Borrower to any tax, penalty or other liability that might, singly or in the aggregate, have a Material Adverse
Effect: (i) a reportable event as defined in Section 4043 of ERISA, (ii) a prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the IRC, (iii) termination of the Plan or filing of notice of intention to terminate, (iv) institution by the PBGC of proceedings to terminate, or to appoint a trustee to administer, the Plan, or circumstances that constitute grounds for any such proceedings, (v) complete or partial withdrawal from a Multiemployer Plan, or the reorganization, insolvency or termination of a Multiemployer Plan, (vi) an accumulated funding deficiency within the meaning of ERISA, (vii) violation of the reporting, disclosure or fiduciary responsibility requirements of ERISA or the IRC, or (viii) any act or condition which could result in direct, indirect or contingent liability to any Plan or the PBGC;

           (k) there occurs any material change in the financial condition of the Obligors on an aggregate basis or Afinsa which in the reasonable opinion of the Bank materially impairs the Bank' security or materially increases the Bank' risk;

           (l) Greg Manning ceases to be the First Vice Chairman and Chief Executive Officer of the Borrower, or Afinsa ceases to own directly or through an Affiliate, at least 51% of all of the issued and outstanding shares of the voting stock of the Borrower

      10.2 Consequences of Default. Automatically upon the occurrence of an Event of Default described in paragraphs (e) or (f) of Section 11.1, or upon the determination of the Bank upon the occurrence and during the continuance of any other Event of Default, (i) any obligation of the Bank to make Advances and any obligation of the Bank to issue Letters of Credit shall terminate immediately,
(ii) the Bank shall declare all amounts payable under this Loan Agreement or any other Loan Document to become immediately due and payable, (iii) the interest rate on the outstanding Obligations shall immediately become the Default Rate,
(iv) the Borrower shall provide the Bank with cash collateral in the amount of the Letters of Credit outstanding and (v) the Bank shall be entitled to exercise forthwith and thereafter (to the extent and in such order and at such time or times as the Bank in consultation with the Bank may elect) any or all rights and remedies provided for in the Security Documents or other provision of this Loan Agreement, any provision of any other Loan Document or that may otherwise be available to the Bank by law. The Proceeds of collateral under any Security Document shall be applied as follows:

            First: To the expenses of collecting, enforcing, safeguarding, holding and disposing of the Collateral, and to other reasonable expenses of the Bank in connection with the enforcement of this Agreement, any of the other Loan Documents, or any other reasonable agreement relating to any of the Obligations (including, without limitation, court costs and the fees and expenses of attorneys, accountants and appraisers), together with interest at the Default Rate from the respective dates such sums are expended;

            Second: Any surplus then remaining to the payment of other Obligations, in such order as the Bank elects; and

            Third: Any surplus then remaining to the Borrower or whoever may be lawfully entitled thereto.

      10.3 Right of Setoff. If any Event of Default shall have occurred and be continuing and the Bank shall have declared the Obligations immediately due and payable pursuant to Section 10.2 or any Event of Default described in paragraphs
(e) or (f) of Section 10.1 shall have
occurred and be continuing, the Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any deposits or other sums credited by or due from the Bank to the Borrower against any and all liabilities, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to the Bank.

      10.4 Waivers by the Borrower. Except as otherwise provided for in this Agreement and applicable law, the Borrower waives (i) presentment, demand and protest and notice of presentment, dishonor, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by the Bank on which the Borrower may in any way be liable, (ii) all rights to notice prior to the Bank's taking possession or control of, or to the Bank's replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing the Bank to exercise any of its remedies, and (iii) the benefit of all valuation, appraisal and exemption laws. Notwithstanding the foregoing waiver of notice by the Borrower, the Bank shall endeavor to provide the Borrower with notice of an Event of Default hereunder; provided that, the failure of the Bank to provide such notice shall not affect in any way, or prevent the Bank from acting on, the rights and remedies of the Bank hereunder. The Borrower acknowledges that it has been advised by counsel of its choice with respect to this Agreement, the other Loan Documents and the transactions evidenced by this Agreement and the other Loan Documents.

11.   MISCELLANEOUS

      11.1 Complete Agreement. The Loan Documents constitute the complete agreement between the parties with respect to the subject matter hereof and may not be modified, altered or amended except by an agreement in writing signed by the applicable Obligor and the Bank.

      11.2 Sale of Interests. The Borrower may not sell, assign or otherwise transfer any of the Loan Documents or any portion thereof, including, without limitation, any of the Borrower's rights, title, interests, remedies, powers and duties hereunder or thereunder whether such transfer is voluntary, by operation of law or otherwise. The Borrower hereby consent to the Bank's sale of participations, assignment, transfer or other disposition, at any time or times, to a United States person, as defined in section 7701(a)(30) of the Internal Revenue Code of 1986, as amended, of any of the Loan Documents or of any portion thereof or interest therein, including, without limitation, the Bank's rights title, interests, remedies, powers or duties thereunder, whether evidenced by a writing or not. The Borrower agrees that it will use its best efforts to assist and cooperate with the Bank in any manner reasonably requested by the Bank to effect the sale of participations in or assignments of any of the Loan Documents or of any portion thereof or interest therein, including, without limitation, assistance in the preparation of appropriate disclosure documents. In the event the Bank assigns or otherwise transfers all or any part of its interest in the Line of Credit, the Borrower, shall, upon the request of the Bank, issue notes or other instruments to effectuate such assignment or transfer.

      11.3 Amendments; Waiver; Consent. No amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Bank. Any waiver shall apply only to the specific instance or purpose for which it is given and shall not give rise to a course of dealing between the parties.

      11.4 Fees and Expenses. Whether or not the transactions contemplated hereunder are completed, the Borrower shall pay all reasonable expenses of the Bank in connection with the preparation of the Loan Documents and the administration of the Line of Credit made pursuant thereto (including, without limitation, the reasonable fees and expenses of all of its counsel and other advisors retained in connection with the Loan Documents and the transactions contemplated thereby and advice in connection therewith). If, at any time or times, regardless of the existence of an Event of Default, the Bank shall employ counsel or other advisors for advice or other representation or shall incur reasonable legal or other costs and expenses in connection with: (i) any amendment, modification or waiver, or consent with respect to, any of the Loan Documents or advice in connection with the administration of the Line of Credit made pursuant hereto or its rights hereunder or thereunder; (ii) any litigation, contest, dispute, suit, proceeding or action (whether instituted by the Bank, the Borrower or any other Person) in any way relating to the Collateral, any of the Loan Documents or any other agreements to be executed or delivered in connection herewith; (iii) any attempt to enforce any rights of the Bank against the Borrower or any other Person, that may be obligated to the Banks by virtue of any of the Loan Documents; (iv) any attempt to verify, protect, collect, sell, liquidate or otherwise dispose of the Collateral; then, and in any such event, the fees of counsel and other advisors arising from such services, including those of any appellate proceedings, and all reasonable expenses, costs, charges and other fees incurred by such counsel and others in any way arising in connection with or relating to any of the events or actions described in this Section shall be payable on demand by the Borrower to the Bank and shall be additional Obligations secured under this Agreement. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: paralegal fees and expenses; accountants' and investment bankers' fees, costs and expenses; court costs and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telecopy charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal and other services.

      11.5 No Waiver by the Bank. The Bank's failure at any time or times, to require strict performance by an Obligor of any provision of this Agreement and any of the other Loan Documents shall not waive, affect or diminish any right of the Bank thereafter to demand strict compliance and performance therewith. Any suspension or waiver by the Bank of an Event of Default by an Obligor under the Loan Documents shall not suspend, waive or affect any other Event of Default by an Obligor under this Agreement and any of the other Loan Documents whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of the Obligors contained in this Agreement or any of the other Loan Documents shall be deemed to have been suspended or waived unless such suspension or waiver is by an instrument in writing signed by an officer of the Bank and directed to the Borrower specifying such suspension or waiver.

      11.6 Additional Remedies. The Bank's rights and remedies under this Agreement shall be cumulative and concurrent, may be pursued separately, successively or together, at the discretion of the Bank, and may be exercised as often as occasion therefore shall arise. The failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof. Recourse to the Collateral shall not be required.

      11.7 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. If any provision of this Agreement shall be or become unenforceable or invalid under then applicable law, the remaining provisions of this Agreement shall nevertheless continue in full force and effect, and the parties shall promptly and in good faith undertake to negotiate an amendment hereto to carry out the purposes of the invalidated provision. Should the parties be unable to agree on such an amendment and if the Bank deem the invalid or unenforceable provision material to its agreements hereunder, the Bank may terminate this Agreement on notice in writing to the Borrower 90 days prior to the declared date of termination.

      11.8 Parties. This Agreement and the other Loan Documents shall be binding upon, and inure to the benefit of, the successors of the Borrower, and the successors and assigns of the Bank; provided, however, the Borrower may not assign its right to borrow under this Agreement.

      11.9 Conflict of Terms. Except as otherwise specifically provided in this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any of the other Loan Document, the provision contained in this Agreement shall govern and control.

      11.10 Security for Cleanup. If any investigation, environmental report or investigation or order of any Governmental Authority indicates that there may exist any damage or risk to any property occupied by an Obligor or any Collateral, or any liability of an Obligor relating to any Contaminants or other environmental conditions, the Bank may require the Borrower to furnish immediately an indemnity bond in an amount and form determined by the Bank, in its reasonable discretion, to be sufficient to pay all actual and estimated cleanup costs and to satisfy any Liens that may arise with respect to any such cleanup costs. The Bank's demand that the Borrower post any bond or other security shall not be a waiver of any Event of Default or of any other right or remedy available to the Bank.

      11.11 Governing Law; Litigation. (a) Except as otherwise expressly provided in any of the Loan Documents, in all respects, including all matters of construction, validity and performance, this Agreement and the Obligations arising hereunder shall be governed by, and be construed and enforced in accordance with, the laws of the State of New Jersey applicable to contracts made and performed in such state, without regard to the principles of conflict of laws.

           (b) BORROWER AGREES THAT, IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS:

               (i) BORROWER WAIVES THE RIGHT TO TRIAL BY JURY AND THE RIGHT TO INTERPOSE ANY SETOFF OR COUNTERCLAIM OF ANY NATURE, EXCEPT FOR MANDATORY COUNTERCLAIMS;

               (ii) BORROWER CONSENTS TO THE JURISDICTION OF ANY COURT OF THE STATE OF NEW JERSEY AND OF ANY FEDERAL COURT

LOCATED IN NEW JERSEY, AND BORROWER WAIVES ANY RIGHT TO OBJECT TO SUCH COURT AS AN INCONVENIENT FORUM.

      11.12 Notices. Except as otherwise specifically provided this Agreement, whenever it is provided in this Agreement that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by another, or whenever any of the parties desires to give or serve upon another any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either delivered in person or sent by registered or certified mail, return receipt requested, postage prepaid, or telecopied and confirmed by telecopy answer back as follows:

(a)   If to the Bank, at

      PNC Bank, National Association
      Corporate Banking
      One Garret Mountain Plaza
      West Paterson, New Jersey  07424
      Attn:  Deborah Brim
      Telephone: (973) 881-5600
      Telecopier: (973) 881-5288

      (b)   If to the Borrower, at

      Greg Manning Auctions, Inc.
      775 Passaic Ave.
      West Caldwell, New Jersey 07006
      Attn:  Larry Crawford, Chief Financial Officer
      Telephone: (973) 882-0004
      Telecopier: (973) 882-3499

in either case with copies to:
(which copies shall not be required to constitute notice)

      Gibbons, Del Deo, Dolan, Griffinger & Vecchione
      One Riverfront Plaza
      Newark, New Jersey  07102
      Attention:  Lawrence A. Goldman, Esq.
      Telephone: (973) 596-4500
      Telecopier: (973) 639-6283

               and

      Carol Meltzer, Esq.
      Greg Manning Auctions, Inc.
      775 Passaic Avenue
      West Caldwell, New Jersey 07006
      Telephone: (973) 882-0004
      Telecopier: (973) 882-3499
or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, telecopied and confirmed by telecopy answer back or three (3) Business Days after the same shall have been deposited in the United States mail. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

      11.13 Limitation of Consequential Damages. Neither the Bank nor any agent or attorney of the Bank shall be liable to the Borrower for consequential damages arising from any breach of contract, tort or other wrong relating in any way to the establishment, administration or collection of the Obligations.

      11.14 Reversal of Payments. To the extent the Borrower makes a payment or payments to the Bank or the Bank receives any payment or Proceeds of the Collateral for the Borrower's benefit, which payment(s) or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Obligations or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by the Bank.

      11.15 Survival. The representations and warranties of the Borrower in this Agreement shall survive the execution, delivery and acceptance hereof by the parties hereto and the closing of the transactions described herein or related hereto.

      11.16 Section Titles. The Section titles and Table of Contents contained in this Agreement are used merely for convenience and shall have no substantive effect in interpreting this Agreement.

      11.17 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall, collectively and separately, constitute one agreement.

                  [remainder of page intentionally left blank]

      IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.


                                    GREG MANNING AUCTIONS, INC.


                                    By: /s/ Greg Manning
                                       -----------------------------
                                    Name:  Greg Manning
                                    Title: President and CEO

                                    PNC BANK, NATIONAL ASSOCIATION


                                    By: /s/ Deborah V. Brim
                                       -----------------------------
                                       Name:  Deborah V. Brim
                                       Title: Vice President

                                    EXHIBIT A

Committed Line Of Credit Note                                          PNCBANK
-----------------------------
(Multi-Rate Options)


$10,000,000                                                May 28, 2004


FOR VALUE RECEIVED, GREG MANNING AUCTIONS , INC. (the "Borrower"), with an address at 775 Passaic Avenue, West Caldwell, New Jersey 07006, promises to pay to the order of PNC BANK, NATIONAL ASSOCIATION (the "Bank"), in lawful money of the United States of America in immediately available funds at its offices located at 1 Garret Mountain Plaza West Paterson, New Jersey 07424, or at such other location as the Bank may designate from time to time, the principal sum of TEN MILLION DOLLARS ($10,000,000) (the "Facility") or such lesser amount as may be advanced to or for the benefit of the Borrower hereunder, together with interest accruing on the outstanding principal balance from the date hereof, all as provided below.

1. Advances. The Borrower may request advances, repay and request additional advances hereunder until the Expiration Date, subject to the terms and conditions of this Note and the Loan Documents (as hereinafter defined). The "Expiration Date" shall mean May 27, 2005, or such later date as may be designated by the Bank by written notice from the Bank to the Borrower. The Borrower acknowledges and agrees that in no event will the Bank be under any obligation to extend or renew the Facility or this Note beyond the Expiration Date. The Borrower may request advances hereunder upon giving oral or written notice to the Bank by 11:00 a.m., (West Paterson, New Jersey time) (a) on the day of the proposed advance, in the case of advances to bear interest under the Prime-based Rate Option (as hereinafter defined) and (b) three (3) Business Days prior to the proposed advance, in the case of advances to bear interest under the LIBOR Rate Option (as hereinafter defined), followed promptly thereafter by the Borrower's written confirmation to the Bank of any oral notice. The aggregate unpaid principal amount of advances under this Note shall not exceed the face amount of this Note.

2. Rate of Interest. Each advance outstanding under this Note will bear interest at a rate or rates per annum as may be selected by the Borrower from the interest rate options set forth below (each, an "Option"):

       (i) Prime-based Rate Option. A rate of interest per annum which is at all times equal to (A) the Prime Rate plus (B) zero (0) basis points (0%) ("Prime-based Rate"). For purposes hereof, the term "Prime Rate" shall mean the rate publicly announced by the Bank from time to time as its prime rate. The Prime Rate is determined from time to time by the Bank as a means of pricing some loans to its borrowers. The Prime Rate is not tied to any external rate of interest or index, and does not necessarily reflect the lowest rate of interest actually charged by the Bank to any particular class or category of customers. If and when the Prime Rate changes, the rate of interest with respect to any advance to which the Prime-based Rate Option applies will change automatically without notice to the Borrower, effective on the date of any such change. There are no required minimum interest periods for advances bearing interest under the Prime-based Rate Option.

      (ii) LIBOR Rate Option. A rate per annum equal to (A) LIBOR plus (B) two hundred fifty (250) basis points (2.50%), for the applicable LIBOR Rate Interest Period.

For purposes hereof, the following terms shall have the following meanings:

      "Business Day" shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required by law to be closed for business in New Jersey.

      "LIBOR" shall mean, with respect to any advance to which the LIBOR Rate Option applies for the applicable LIBOR Rate Interest Period, the interest rate per annum determined by the Bank by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/16th of 1%) (i) the rate of interest determined by the Bank in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the eurodollar rate two (2) Business Days prior to the first day of such LIBOR Rate Interest Period for an amount comparable to such advance and having a borrowing date and a maturity comparable to such LIBOR Rate Interest Period by (ii) a number equal to 1.00 minus the LIBOR Reserve Percentage.

      "LIBOR Rate Interest Period" shall mean, as to any advance to which the LIBOR Rate Option applies, the period of one (1), two (2), three (3) or six (6) months as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, commencing on the date of disbursement of an advance (or the date of conversion of an advance to the LIBOR Rate Option, as the case may be) and each successive period selected by the Borrower thereafter; provided that, (i) if a LIBOR Rate Interest Period would end on a day which is not a Business Day, it shall end on the next succeeding Business Day unless such day falls in the next succeeding calendar month in which case the LIBOR Rate Interest Period shall end on the next preceding Business Day, (ii) the Borrower may not select a LIBOR Rate Interest Period that would end on a day after the Expiration Date, and (iii) any LIBOR Rate Interest Period that begins on the last Business Day of a calendar month (or a day for which there is no numerically corresponding day in the last calendar month of such LIBOR Interest Period) shall end on the last Business Day of the last calendar month of such LIBOR Rate Interest Period.

      "LIBOR Reserve Percentage" shall mean the maximum effective percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities").

LIBOR shall be adjusted with respect to any advance to which the LIBOR Option applies on and as of the effective date of any change in the LIBOR Reserve Percentage. The Bank shall give prompt notice to the Borrower of LIBOR as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

If the Bank determines (which determination shall be final and conclusive) that, by reason of circumstances affecting the eurodollar market generally, deposits in dollars (in the applicable amounts) are not being offered to banks in the eurodollar market for the selected term, or adequate means do not exist for ascertaining LIBOR, then the Bank shall give notice thereof to the Borrower. Thereafter, until the Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (a) the availability of the LIBOR Rate Option shall be suspended, and (b) the interest rate for all advances then bearing interest under the LIBOR Rate Option shall be converted at the expiration of the then current LIBOR Rate Interest Period(s) to the Prime-based Rate.

In addition, if, after the date of this Note, the Bank shall determine (which determination shall be final and conclusive) that any enactment, promulgation or adoption of or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by a governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any guideline, request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for the Bank to make or maintain or fund loans based on LIBOR, the Bank shall notify the Borrower. Upon receipt of such notice, until the Bank notifies the Borrower that the circumstances giving rise to such determination no longer apply, (a) the availability of the LIBOR Rate Option shall be suspended, and (b) the interest rate on all advances then bearing interest under the LIBOR Rate Option shall be converted to the Prime-based Rate either (i) on the last day of the then current LIBOR Rate Interest Period(s) if the Bank may lawfully continue to maintain advances based on LIBOR to such day, or (ii) immediately if the Bank may not lawfully continue to maintain advances based on LIBOR.

The foregoing notwithstanding, it is understood that the Borrower may select different Options to apply simultaneously to different portions of the advances and may select up to four (4) different interest periods to apply simultaneously to different portions of the advances bearing interest under the LIBOR Rate Option. Interest hereunder will be calculated based on the actual number of days that principal is outstanding over a year of 360 days. In no event will the rate of interest hereunder exceed the maximum rate allowed by law.

3. Interest Rate Election. Subject to the terms and conditions of this Note, at the end of each interest period applicable to any advance, the Borrower may renew the Option applicable to such advance or convert such advance to a different Option; provided that, during any period in which any Event of Default (as hereinafter defined) has occurred and is continuing, any advances bearing interest under the LIBOR Rate Option shall, at the Bank's sole discretion, be converted at the end of the applicable LIBOR Rate Interest Period to the Prime-based Rate and the LIBOR Rate Option will not be available to Borrower with respect to any new advances (or with respect to the conversion or renewal of any existing advances) until such Event of Default has been cured by the Borrower or waived by the Bank. The Borrower shall notify the Bank of each election of an Option, each conversion from one Option to another, the amount of the advances then outstanding to be allocated to each Option and where relevant the interest periods therefor. In the case of converting to the LIBOR Rate Option, such notice shall be given at least three (3) Business Days prior to the commencement of any LIBOR Rate Interest Period. If no interest period is specified in any such notice for which the resulting advance is to bear interest under the LIBOR Rate Option, the Borrower shall be deemed to have selected a LIBOR Rate Interest Period of one month's duration. If no notice of election, conversion or renewal is timely received by the Bank with respect to any advance, the Borrower shall be deemed to have elected the Prime-based Rate Option. Any such election shall be promptly confirmed in writing by such method as the Bank may require.

4. Advance Procedures. A request for advance made by telephone must be promptly confirmed in writing by such method as the Bank may require. The Borrower authorizes the Bank to accept telephonic requests for advances, and the Bank shall be entitled to rely upon the authority of any person providing such instructions. The Borrower hereby indemnifies and holds the Bank harmless from and against any and all damages, losses, liabilities, costs and expenses (including reasonable attorneys' fees and expenses) which may arise or be created by the acceptance of such telephone requests or making such advances. The Bank will enter on its books and records, which entry when made will be presumed correct, the date and amount of each advance, the interest rate and interest period applicable thereto, as well as the date and amount of each payment.

5. Payment Terms. The Borrower shall pay accrued interest on the unpaid principal balance of this Note in arrears: (a) for the portion of advances bearing interest under the Prime-based Rate Option, on the first day of each calendar month during the term hereof, (b) for the portion of advances bearing interest under the LIBOR Rate Option, on the last day of the respective LIBOR Rate Interest Period for such advance, (c) if any LIBOR Rate Interest Period is longer than three (3) months, then also on the three (3) month anniversary of such interest period and every three (3) months thereafter, and (d) for all advances, at maturity, whether by acceleration of this Note or otherwise, and after maturity, on demand until paid in full. All outstanding principal and accrued interest hereunder shall be due and payable in full on the Expiration Date.

If any payment under this Note shall become due on a Saturday, Sunday or public holiday under the laws of the State where the Bank's office indicated above is located, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest in connection with such payment. The Borrower hereby authorizes the Bank to charge the Borrower's deposit account at the Bank for any payment when due hereunder. Payments received will be applied to charges, fees and expenses (including attorneys' fees), accrued interest and principal in any order the Bank may choose, in its sole discretion.

6. Late Payments; Default Rate. If the Borrower fails to make any payment of principal, interest or other amount coming due pursuant to the provisions of this Note within fifteen (15) calendar days of the date due and payable, the Borrower also shall pay to the Bank a late charge equal to the lesser of five percent (5%) of the amount of such payment or $500.00 (the "Late Charge"). Such fifteen (15) day period shall not be construed in any way to extend the due date of any such payment. Upon maturity, whether by acceleration, demand or otherwise, and at the Bank's option upon the occurrence and during the continuance of any Event of Default (as hereinafter defined) and during the continuance thereof, each advance outstanding under this Note shall bear interest at a rate per annum (based on the actual number of days that principal is outstanding over a year of 360 days) which shall be three percentage points (3%) in excess of the interest rate in effect from time to time under this Note but not more than the maximum rate allowed by law (the "Default Rate"). The Default Rate shall continue to apply whether or not judgment shall be entered on this Note. Both the Late Charge and the Default Rate are imposed as liquidated damages for the purposes of defraying the Bank's expenses incident to the handling of delinquent payments, but are in addition to, and not in lieu of, the Bank's exercise of any rights and remedies hereunder, under the other Loan Documents or under applicable law, and any reasonable fees and expenses of any agents or attorneys which the Bank may employ. In addition, the Default Rate reflects the increased credit risk to the Bank of carrying a loan that is in default. The Borrower agrees that the Late Charge and Default Rate are reasonable forecasts of just compensation for anticipated and actual harm incurred by the Bank, and that the actual harm incurred by the Bank cannot be estimated with certainty and without difficulty.

7. Prepayment. The Borrower shall have the right to prepay any advance hereunder at any time and from time to time, in whole or in part; subject, however, to payment of any break funding indemnification amounts owing pursuant to paragraph 8 below.

8. Yield Protection; Break Funding Indemnification. The Borrower shall pay to the Bank on written demand therefor, together with the written evidence of the justification therefor, all direct costs incurred, losses suffered or payments made by Bank by reason of any change in law or regulation or its interpretation imposing any reserve, deposit, allocation of capital, or similar requirement (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) on the Bank, its holding company or any of their respective assets. In addition, the Borrower agrees to indemnify the Bank against any liabilities, losses or expenses (including, without limitation, loss of margin, any loss or expense sustained or incurred in liquidating or employing deposits from third parties, and any loss or expense incurred in connection with funds acquired to effect, fund or maintain any advance (or any part thereof) bearing interest under the LIBOR Rate Option which the Bank sustains or incurs as a consequence of either (i) the Borrower's failure to make a payment on the due date thereof, (ii) the Borrower's revocation (expressly, by later inconsistent notices or otherwise) in whole or in part of any notice given to Bank to request, convert, renew or prepay any advance bearing interest under the LIBOR Rate Option, or (iii) the Borrower's payment or prepayment (whether voluntary, after acceleration of the maturity of this Note or otherwise) or conversion of any advance bearing interest under the LIBOR Rate Option on a day other than the last day of the applicable LIBOR Rate Interest Period. A notice as to any amounts payable pursuant to this paragraph given to the Borrower by the Bank shall, in the absence of manifest error, be conclusive and shall be payable upon demand. The Borrower's indemnification obligations hereunder shall survive the payment in full of the advances and all other amounts payable hereunder.

9. Other Loan Documents. This Note is issued in connection with a loan agreement between the Borrower and the Bank, dated on or before the date hereof (the "Loan Agreement"), and the other agreements and documents executed and/or delivered in connection therewith or referred to therein, the terms of which are incorporated herein by reference (as amended, modified or renewed from time to time, collectively the "Loan Documents"), and is secured by the property (if any) described in the Loan Documents and by such other collateral as previously may have been or may in the future be granted to the Bank to secure this Note.

10. Events of Default. Upon the occurrence and during the continuance of an Event of Default under the Loan Agreement, the Bank may exercise from time to time any of the rights and remedies available under the Loan Documents or under applicable law.

11. Right of Setoff. In addition to all liens upon and rights of setoff against the Borrower's money, securities or other property given to the Bank by law, the Bank shall have, with respect to the Borrower's obligations to the Bank under this Note and to the extent permitted by law, a contractual possessory security interest in and a contractual right of setoff against, and the Borrower hereby grants the Bank a security interest in, and hereby assigns, conveys, delivers, pledges and transfers to the Bank, all of the Borrower's right, title and interest in and to, all of the Borrower's deposits, moneys, securities and other property now or hereafter in the possession of or on deposit with, or in transit to, the Bank or any other direct or indirect subsidiary of The PNC Financial Services Group, Inc., whether held in a general or special account or deposit, whether held jointly with someone else, or whether held for safekeeping or otherwise, excluding, however, all IRA, Keogh, and trust accounts. Every such security interest and right of setoff may be exercised without demand upon or notice to the Borrower. Every such right of setoff shall be deemed to have been exercised immediately upon the occurrence of an Event of Default hereunder without any action of the Bank, although the Bank may enter such setoff on its books and records at a later time.

12. Indemnity. The Borrower agrees to indemnify each of the Bank, each legal entity, if any, who controls, is controlled by or is under common control with the Bank, and each of their respective directors, officers and employees (the "Indemnified Parties"), and to hold each Indemnified Party harmless from and against any and all claims, damages, losses, liabilities and reasonable expenses (including all reasonable fees and charges of internal or external counsel with whom any Indemnified Party may consult and all reasonable expenses of litigation and preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party by any person, entity or governmental authority (including any person or entity claiming derivatively on behalf of the Borrower), in connection with or arising out of or relating to the matters referred to in this Note or in the other Loan Documents or the use of any advance hereunder, whether (a) arising from or incurred in connection with any breach of a representation, warranty or covenant by the Borrower, or (b) arising out of or resulting from any suit, action, claim, proceeding or governmental investigation, pending or threatened, whether based on statute, regulation or order, or tort, or contract or otherwise, before any court or governmental authority; provided, however, that the foregoing indemnity agreement shall not apply to any claims, damages, losses, liabilities and expenses solely attributable to an Indemnified Party's gross negligence or willful misconduct. The indemnity agreement contained in this Section shall survive the termination of this Note, payment of any advance hereunder and the assignment of any rights hereunder. The Borrower may participate at its expense in the defense of any such action or claim.

13. Miscellaneous. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder ("Notices") must be in writing (except as may be agreed otherwise above with respect to borrowing requests) and will be effective upon receipt. Notices may be given in any manner to which the parties may separately agree, including electronic mail. Without limiting the foregoing, first-class mail, facsimile transmission and commercial courier service are hereby agreed to as acceptable methods for giving Notices. Regardless of the manner in which provided, Notices may be sent to a party's address as set forth above or to such other address as any party may give to the other for such purpose in accordance with this paragraph. No delay or omission on the Bank's part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Bank's action or inaction impair any such right or power. The Bank's rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Bank may have under other agreements, at law or in equity. No modification, amendment or waiver of, or consent to any departure by the Borrower from, any provision of this Note will be effective unless made in a writing signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. The Borrower agrees to pay on demand, to the extent permitted by law, all costs and reasonable expenses incurred by the Bank in the enforcement of its rights in this Note and in any security therefor, including without limitation reasonable fees and expenses of the Bank's counsel. If any provision of this
Note is found to be invalid, illegal or unenforceable in any respect by a court, all the other provisions of this Note will remain in full force and effect. The Borrower and all other makers and indorsers of this Note hereby forever waive presentment, protest, notice of dishonor and notice of non-payment. The Borrower also waives all defenses based on suretyship or impairment of collateral. If this Note is executed by more than one Borrower, the obligations of such persons or entities hereunder will be joint and several. This Note shall bind the Borrower and its heirs, executors, administrators, successors and assigns, and the benefits hereof shall inure to the benefit of the Bank and its successors and assigns; provided, however, that the Borrower may not assign this Note in whole or in part without the Bank's written consent and the Bank at any time may assign this Note in whole or in part.

This Note has been delivered to and accepted by the Bank and will be deemed to be made in the State where the Bank's office indicated above is located. THIS NOTE WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE BANK AND THE BORROWER DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE WHERE THE BANK'S OFFICE INDICATED ABOVE IS LOCATED, EXCLUDING ITS CONFLICT OF LAWS RULES. The Borrower hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in the county or judicial district where the Bank's office indicated above is located; provided that nothing contained in this Note will prevent the Bank from bringing any action, enforcing any award or judgment or exercising any rights against the Borrower individually, against any security or against any property of the Borrower within any other county, state or other foreign or domestic jurisdiction. The Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Bank and the Borrower. The Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

14. Authorization to Obtain Credit Reports. By signing below, each Borrower who is an individual provides written authorization to the Bank or its designee (and any assignee or potential assignee hereof) to obtain the Borrower's personal credit profile from one or more national credit bureaus. Such authorization shall extend to obtaining a credit profile in considering this Note and subsequently for the purposes of update, renewal or extension of such credit or additional credit and for reviewing or collecting the resulting account.

15. WAIVER OF JURY TRIAL. THE BORROWER IRREVOCABLY WAIVES ANY AND ALL RIGHTS THE BORROWER MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS NOTE, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS NOTE OR

ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

The Borrower acknowledges that it has read and understood all the provisions of this Note, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

WITNESS the due execution hereof as a document under seal, as of the date first written above, with the intent to be legally bound hereby.


WITNESS / ATTEST:                         GREG MANNING AUCTIONS, INC.



____________________________________________

        By:_________________________________

Name:___________________________                Name:
                                                Title:
Title:________________________________
(Include title only if an officer of entity signing to the right)

                                    EXHIBIT B

                        Notice of Conversion/Continuation


PNC Bank, National Association
One Garret Mountain Plaza
West Paterson, New Jersey  07424

Ladies and Gentlemen:

      Pursuant to that certain Loan Agreement dated as of May 28, 2004, as the same may be amended from time to time (the "Agreement"), by and between Greg Manning Auctions, Inc., as the Borrower, and PNC Bank, National Association as the Bank, we hereby give you, the Bank, this Irrevocable Notice of Conversion/Continuation with respect to the principal balance of the portion of the outstanding Line of Credit set forth below outstanding to the Borrower pursuant to the Agreement (capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to them in the Agreement):

1. Balance of Line of Credit: $__________________________

2. Conversion to LIBOR Rate Loans:

   (i) Principal amount to be converted: $_____________
   (ii) Requested Conversion Date: _________________
   (iii) Applicable LIBOR Rate Interest Period: _____ month

3. Continuation of existing LIBOR Rate Loans:

      (i) Principal amount: $_____________
      (ii) Applicable LIBOR Rate Interest Period: _____ month
      (iii) Present LIBOR Rate Interest Period Expires:  ________________

4. Request for LIBOR Rate Loan:

      (i) Principal amount: $_____________
      (ii)  Requested Date:  _____
      (iii) Applicable LIBOR Rate Interest:  ________________
                  Period:  __________

                                             GREG MANNING AUCTIONS, INC.


                                             By:
                                                  ----------------------------
                                                 Name:
                                                 Title:

                                    EXHIBIT C

                           BORROWING BASE CERTIFICATE
                           AS OF ____________________
                           GREG MANNING AUCTIONS, INC.

      This Borrowing Base Certificate is made pursuant to the Loan and Security Agreement dated as of May 28, 2004 (the "Loan Agreement") between Greg Manning Auctions, Inc., a Delaware corporation (the "Borrower"), and PNC Bank, National Association (the "Bank").

      Capitalized terms used in this Certificate without definition shall have the respective meanings assigned to such terms in the Loan Agreement.

      The Borrower hereby certifies, represents and warrants to the Bank, as of the date hereof, that (a) the person signing below is the chief financial officer or other authorized officer of the Borrower; (b) the statements below concerning the Accounts and Inventory are true and complete; (c) the Borrower is in compliance with all of the terms and provisions of the Loan Agreement and the other Loan Documents; (d) all of the Borrower's representations and warranties in the Loan Agreement and the other Loan Documents are true and correct in all material respects; and (e) no Event of Default has occurred and is continuing.

1. Collateral Availability

A. Accounts Receivable

1.  Total A/R (exclusive of Afinsa)                          $______________

      1A Less: Over 90 days past invoice date $ 1B Less:
      Entire Account if 50% of the amount owed is greater
      than 90 days past invoice date                         $______________
      1C Less:  Uninsured foreign Accounts                   $______________
      1D Less:  Amount of accounts payable owing to Account
      debtors (whether or not accounts payable are yet due)  $______________
      1E Less:  Inter-Obligor and affiliated Accounts        $______________
      1F Less:  Accounts of individuals                      $______________
      1G Less:  In the case of Accounts
      of a single Customer exceeding 20% of an Obligor's
      total Accounts, the portion                            $______________
      in excess of 20%.
           1H Less:  All other Ineligible Accounts           $______________
2.  Ineligible A/R (1A to 1H)                                $______________
3.  Qualified A/R (L1 - L2)                                  $______________
4.  Advance Percentage                                              85%
5.  A/R Borrowing Availability (L3 x L4)                     $______________

B.  Afinsa Accounts

6.  Total Afinsa Accounts
      6A Less:  Over 90 days past invoice date                  $______________
      6B Less:  Entire Account is 50% of the amount owed
      is greater than 90 days past invoice date                 $______________
7.  Ineligible Afinsa Accounts (6A & 6B)                        $______________
8.  Qualified Afinsa Accounts (L6-L7)                           $______________
9.  Advance Percentage                                               60%
10. Borrowing Availability (L8 x L9) (not to exceed
    $5,000,000)                                                 $______________

C.  Consignor Advance Obligations

11. Total Consignor Advance Obligations                         $______________
      11A Less:  Over 150 days
      11B Less:  Entire Consignor Advance Obligations if
      Customers'                                                $______________
      Accounts are ineligible
      11C Less:  All other ineligible                           $______________
12. Ineligible Consignor Advance Obligations (11A to 11C)       $______________
13. Qualified Consignor Advance Obligations (L11-L12)           $______________
14. Advance Percentage or Cap                                    70%/$3,000,000
15. Tentative Borrowing Availability (lesser of L13 x 70%
    (less amount in excess of $1,750,000 for any single CAO
    or cap)                                                     $______________
16. Aggregate value of pledged collections                      $______________
17. Advance Percentage or Cap                                    35%/$3,000,000
18. Alternate Borrowing Availability (L16 x 35% or cap)         $______________

D.  Inventory

19. Total Inventory                                             $______________
      19A Less: Slow Moving Inventory turning > 364 days
      and other reserves                                        $______________
      19B Less: All other ineligible inventory                  $______________
20. Ineligible Inventory (19A + 19B)                            $______________
21. Eligible Inventory (L19 - L20)                              $______________
22. Advance Percentage or Cap (50% or $5,000,000)               50%/$5,000,000
23. Inventory Borrowing Availability (lesser of L21 x 50%
    or cap)                                                     $______________
24. Total Availability (Sum of L5 + (lesser of L15 or L18)      $______________

2.    Borrowing Availability

25. Maximum Line Amount                                         $10,000,000
26. Total Availability (L24)                                    $______________
27. Maximum Borrowing Capacity (lesser of L25 and L26)          $______________
28. Outstanding Principal Balance - Direct Loans                $______________

29. Outstanding documentary letters of credit                $______________
30. Outstanding standby letters of credit                    $______________
31. Reserves                                                 $______________
      31A:                                                   $______________
      31B:                                                   $______________
32. Available to Borrow (L27 - L28 - L29 -  L30 - sum of     $______________
all L31)





Date:_____________________________        GREG MANNING AUCTIONS, INC.


                                          By:
                                             ---------------------------
                                             Name:
                                             Title:

                                    EXHIBIT D

                             COMPLIANCE CERTIFICATE

                            [Letterhead of Borrower]

                                                Date:             ,
                                                     -------------  ----

PNC Bank, National Association
One Garret Mountain Plaza
West Paterson, New Jersey 07424

Ladies and Gentlemen:

      __________________ hereby certifies to you as follows:

      (a) ___________________________ is the duly elected ______________[Title]
of Greg Manning Auctions Inc., a Delaware corporation ("Borrower"). Capitalized but undefined terms used in this Certificate shall have the meanings assigned to them in the Loan Agreement, dated as of May 28, 2004 (together with all modifications, renewals or replacements, the "Agreement"), between the Borrower and you.

      (b) I have reviewed the terms of the Agreement, and have made, or have caused to be made under our supervision, a review in reasonable detail of the transactions and the financial condition of the Borrower during the immediately preceding [fiscal quarter] [fiscal year].

      (c) The review described in paragraph (b) above did not disclose the existence during or at the end of such period, and we have no knowledge of the existence as of the date hereof, of any condition or event which constitutes a Default or an Event of Default, except as hereinafter set forth. Described in a separate attachment to this Certificate are any exceptions, to this paragraph
(c) (listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower have taken, is taking or proposes to take with respect to such condition or event).

      The following are calculations demonstrating compliance by Obligors with the financial covenants contained in Sections 8.10 through 8.13 of the
Agreement:

      (a) Section 8.10: Capital expenditures fiscal year to date not in excess of $750,000:


      (b) Section 8.11: Ratio of Funded Debt to EBITDA of less than 1.50 to
1.00:


      (c) Section 8.12: Fixed charge coverage ratio of at least 1.75 to 1.00 on a rolling four quarters basis:


      (d) Section 8.13: Minimum liquidity of at least $2,500,000:



      I further certify that, based on the review described in paragraph (b) above, no Obligor at any time during or at the end of such period did any of the following:

      (i) Change its name, or transact business under any trade name, style, or fictitious name, other than those previously described to you and set forth in the Agreement.

      (ii) Change the location of its chief executive office, or change the location of its books and records, or change the location of or dispose of any of their assets (other than as permitted under the Agreement) or establish any new inventory or equipment locations, other than as previously disclosed to you in writing.

      (iii) Permit or suffer to exit any liens or encumbrances on any of its properties, whether real, personal, or mixed, other than as specifically permitted in the Agreement.

      (iv) Fail to provide to you any notices from any federal, state or local agency, or other authority, regulating or having responsibility for any environmental matters of a nature required to be provided to you pursuant to the Agreement.

      (v) Become aware of, obtain knowledge of, or receive notification of, any breach or violation of any material covenant contained in any instrument or agreement in respect of indebtedness for money borrowed.

      The following are all exceptions, if any, to paragraphs (i) through (v) above:

      The foregoing certifications are made and delivered this _____ day of ______, ___.

                                          Very truly yours,

                                          GREG MANNING AUCTIONS, INC.


                                          By:
                                              --------------------------------
                                          Name:
                                          Title: